SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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ARVINMERITOR, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Letter to Shareowners Notice of 2008 Annual Meeting and Proxy Statement

December 10, 2007

Dear Shareowner:

     You are cordially invited to attend the 2008 annual meeting of shareowners of ArvinMeritor, Inc.

     The meeting will be held at ArvinMeritor’s World Headquarters in Troy, Michigan, on Friday, January 25, 2008, at 9 a.m. At the meeting there will be a current report on the activities of the Company followed by discussion and action on the matters described in the Proxy Statement. Shareowners will have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareowners generally.

     If you plan to attend the meeting, please indicate your intention to attend when voting by Internet or telephone or mark the box on your proxy card.

     We hope that as many shareowners as can conveniently attend will do so.

Sincerely yours,

Charles G. McClure, Jr.
Chairman of the Board, Chief Executive Officer
and President

ARVINMERITOR, INC.
2135 West Maple Road
Troy, Michigan 48084-7186

_______________

Notice of 2008 Annual Meeting of Shareowners
_______________

To the Shareowners of ARVINMERITOR, INC.:

     Notice is Hereby Given that the 2008 Annual Meeting of Shareowners of ArvinMeritor, Inc. (the “Company”) will be held at the Company’s World Headquarters at 2135 West Maple Road, Troy, Michigan 48084, on Friday, January 25, 2008, at 9 a.m. (Eastern Standard Time) for the following purposes:

(1)	to elect three members of the Board of Directors of the Company with terms expiring at the Annual Meeting in 2011;

(2)	to consider and vote upon a proposal to approve the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Company; and

(3)	to transact such other business as may properly come before the meeting.

     Only shareowners of record at the close of business on November 23, 2007 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

Bonnie Wilkinson
Secretary

December 10, 2007

________________

PROXY STATEMENT
________________

     The 2008 Annual Meeting of Shareowners of ArvinMeritor, Inc. (the “Company” or “ArvinMeritor”) will be held on January 25, 2008, for the purposes set forth in the accompanying Notice of 2008 Annual Meeting of Shareowners. The Board of Directors of ArvinMeritor is soliciting proxies to be used at the Annual Meeting and any adjournment, and is furnishing this proxy statement in connection with its solicitation.

     As permitted by rules recently adopted by the Securities and Exchange Commission (“SEC”), ArvinMeritor is making this proxy statement, the proxy card and the annual report to shareowners (the “proxy materials”) available to you electronically via the Internet. On December 10, 2007, we mailed to our shareowners a notice (the “Notice”) containing instructions on how to access and review the proxy materials and how to vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. If you would like a printed copy of the proxy materials, follow the instructions for requesting them that are included in the Notice.

     Shareowners of record may vote in any of three ways: (a) via the Internet; (b) by calling a toll-free telephone number; or (c) if you received your proxy materials by mail, by executing and returning a proxy card. Instructions for Internet voting are included on the Notice, and instructions for telephone and Internet voting are included on the proxy card. If you vote by telephone or Internet, it is not necessary to return a proxy card. If you properly give a proxy (including a written proxy or a proxy via telephone or Internet), your shares will be voted as you specify in the proxy. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke your proxy prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by giving a valid, later dated proxy, by voting via telephone or Internet at a later date than the date of the proxy, or by attending the meeting and voting in person.

     If your shares are held in “street name” by a bank, broker or other nominee holder on your behalf, you must follow the directions that you receive from your bank, broker or other nominee holder in order to direct the vote or change the vote of your shares. If you wish to vote in person at the meeting, you must obtain a legal proxy from the nominee holding your ArvinMeritor shares.

     Our policy is to keep confidential proxy cards, ballots and voting tabulations that identify individual shareowners. However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

VOTING SECURITIES

     Only shareowners of record at the close of business on November 23, 2007 are entitled to receive notice of, and to vote at, the meeting. On November 23, 2007, we had outstanding 72,669,986 shares of Common Stock, par value $1 per share, of ArvinMeritor (“Common Stock”). Each holder of Common Stock is entitled to one vote for each share held.

     As of November 23, 2007, T. Rowe Price Trust Company, as directed trustee under the ArvinMeritor savings plans for its participating employees, owned the following shares of Common Stock:

		Percent of Outstanding
Name and address	Number of Shares	Common Stock
T. Rowe Price Trust Company	1,793,210	2.47%
4555 Painters Mill Road
Owings Mills, MD 21117

     If you are a participant and hold shares of Common Stock in ArvinMeritor’s savings plans, your Internet or telephone vote or your proxy card will also serve as a voting instruction for the trustee with respect to shares held in your account. Shares held on account of participants in these plans will be voted by the trustee in accordance with instructions from the participants (either in writing or by means of telephone or Internet voting procedures). Where no instructions are received, shares will be voted by the trustee in the same manner and proportion as shares for which instructions are received.

     In addition, the following entities reported beneficial ownership of more than 5% of the outstanding shares of ArvinMeritor Common Stock as of the dates noted below. This information is based on Schedules 13G and 13G/A that were filed with the SEC on January 23, February 9, February 12, February 13, February 14, and November 16, 2007.

		Percent of Outstanding
Name and Address	Number of Shares	Common Stock
FMR Corp., Edward C. Johnson 3d, Fidelity Management &
Research Company and Fidelity Low Priced Stock Fund	7,361,200	10.419%
82 Devonshire Street, Boston, MA 02109		(as of 12/31/06)
American Century Companies, Inc. and American Century
Investment Management, Inc.	5,073,999	7.2%
4500 Main Street, 9th Floor, Kansas City, MO 64111		(as of 12/31/06)
Dimensional Fund Advisors LP	4,626,368	6.55%
1299 Ocean Avenue, Santa Monica, CA 90401		(as of 12/31/06)
LSV Asset Management	4,163,449	5.90%
1 North Wacker Drive, Suite 4000, Chicago, IL 60606		(as of 12/31/06)
Barclays Global Investors, NA, and Barclays Global Fund Advisors,
45 Fremont Street, San Francisco, CA 94105, Barclays Global
Investors, Ltd., Murray House, 1 Royal Mint Court, London
EC3N 4HH, England, and Barclays Global Investors Japan Trust
and Banking Company Limited and Barclays Global Investors
Japan Limited, Ebisu Prime Square Tower, 8th Floor, 1-1-39	3,646,806	5.17%
Hiroo Shibuya-Ku, Tokyo 150-0012 and 150-8402 Japan		(as of 12/31/06)
Glenhill Advisors, LLC, Glenn J. Krevlin and Glenhill
Capital Management, LLC	3,675,000	5.1%
598 Madison Avenue, 12th Floor, New York, NY 10022		(as of 11/06/07)

ELECTION OF DIRECTORS

     Our Restated Articles of Incorporation provide that the Board of Directors consists of three classes of directors with overlapping three-year terms, and that the three classes should be as nearly equal in number as possible. One class of directors is elected each year with terms extending to the Annual Meeting of Shareowners held three years later.

     The Company’s Board of Directors currently consists of ten members – three directors in Class II, with terms expiring at the 2008 Annual Meeting; three directors in Class III, with terms expiring at the Annual Meeting of Shareowners in 2009; and four directors in Class I, with terms expiring at the Annual Meeting of Shareowners in 2010. Andrew J. Schindler, a Class II director, is retiring from Board service at the time of the 2008 Annual Meeting and will not stand for reelection. In order to make the classes as nearly equal in size as possible, Rhonda L. Brooks, formerly a Class I director, will stand for re-election as a Class II director.

     As a result of these changes, three directors are standing for re-election at the 2008 Annual Meeting as Class II directors, for terms expiring at the Annual Meeting of Shareowners in 2011. The three directors in Class III and the three remaining directors in Class I continue to serve terms expiring at the Annual Meeting of Shareowners in 2009 and 2010, respectively. After the 2008 Annual Meeting, the Company’s Board of Directors will consist of nine members.

     Proxies will be voted at the meeting (unless authority to do so is withheld) for the election as directors of the nominees specified in Class II – Nominees for Director with Terms Expiring in 2011, under the heading Information as to Nominees for Director and Continuing Directors below. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is likely that either (a) proxies would be voted for the election of the other nominees and a substitute nominee, or (b) the Board of Directors would reduce the number of directors.

     No director of ArvinMeritor was selected pursuant to any arrangement or understanding between him or her and any person other than ArvinMeritor. There are no family relationships, as defined in Item 401 of Regulation S-K, between any executive officer, director or person nominated to become a director or executive officer of ArvinMeritor. No person who has served as a director or executive officer of ArvinMeritor at any time since October 1, 2006 has any substantial interest, direct or indirect, in any matter to be acted on at the 2008 Annual Meeting, other than election of directors to office.

INFORMATION AS TO NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

     The following information, as reported to us as of the date of this proxy statement, is shown below for each nominee for director and each continuing director: name, age and principal occupation; period during which he or she has served as a director of ArvinMeritor and its predecessor, Meritor Automotive, Inc. (“Meritor”), which merged with Arvin Industries, Inc. (“Arvin”) into ArvinMeritor on July 7, 2000 (the “merger”); position, if any, with ArvinMeritor; business experience; other directorships held; and the standing committees of the Board of Directors on which the nominee or continuing director serves.

CLASS II – NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2011

JOSEPH B. ANDERSON, JR.
Chairman of the Board and Chief Executive Officer, TAG Holdings LLC (Automotive Components)

Age 64	Mr. Anderson, a director since July 2000 and a director of Meritor from September 1997 until the merger, is a member of the Corporate Governance and Nominating Committee and the Environmental and Social Responsibility Committee. He has served as Chairman of the Board and Chief Executive Officer of TAG Holdings LLC since 2003, and of its subsidiaries, Vibration Control Technologies, LLC since 2002; A&D Technologies, LLC and North American Assemblies, LLC since 2003; and Great Lakes Assemblies, LLC since 2005. He was Chairman of the Board and Chief Executive Officer of Chivas Industries LLC (and its predecessor, Chivas Products, Ltd.) (automotive components) from October 1994 until March 2002. From December 1992 to July 1993, Mr. Anderson was President and Chief Executive Officer of Composite Energy Management Systems, Inc. (automotive components). Mr. Anderson served in a variety of positions, primarily in manufacturing, with General Motors Corporation (automotive) from 1979 until December 1992. He also served as an assistant to the U.S. Secretary of Commerce from 1977 to 1979. Mr. Anderson is a director of Quaker Chemical Corporation, Rite Aid Corporation, Sierra Pacific Resources and Valassis Communications, Inc.

RHONDA L. BROOKS
President, R. Brooks Advisors, Inc. (Business Consultant)

Age 55	Ms. Brooks, a director since July 2000 and a director of Meritor from July 1999 until the merger, is Chair of the Environmental and Social Responsibility Committee and a member of the Corporate Governance and Nominating Committee. She is currently the President of R. Brooks Advisors, Inc., a consultant for start-up firms and an advisor for a private equity company. She served Owens Corning, Inc. (building materials and fiberglass composites) as President of the Exterior Systems Business from June 2000 to July 2002; as President of the Roofing Systems Business from December 1997 to June 2000; as Vice President, Investor Relations from January to December 1997; and as Vice President-Marketing of the Composites Division from 1995 to 1996. She served as Senior Vice President and General Manager of PlyGem Industries, Inc. (building and remodeling products) from 1994 to 1995, and as Vice President – Oral Care and New Product Strategies, and Vice President – Marketing and Sales of Warner Lambert Company (pharmaceuticals and consumer products) from 1990 to 1994. She was with General Electric Company from 1976 to 1990. She is a director of Menasha Corporation.

STEVEN G. ROTHMEIER
Chairman and Chief Executive Officer, Great Northern Capital (Investment Management Firm)

Age 61	Mr. Rothmeier, a director of ArvinMeritor since November 2004, is Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee. He is the Chairman and Chief Executive Officer of Great Northern Capital. He founded the St. Paul, Minnesota investment management firm in 1993, after serving as president of a Twin Cities venture capital and merchant banking firm from 1990 to 1993. Mr. Rothmeier began his career with Northwest Airlines, Inc. in 1973 as a corporate financial analyst and served in a number of positions of increasing leadership, including Director of Economic Planning in the Regulatory Proceedings Division; Vice President of Finance and Treasurer; Executive Vice President of Finance and Administration; Chief Financial Officer; and President and Chief Operating Officer. He was named Chairman and Chief Executive Officer of NWA, Inc. and the airline in 1985 and served in that position until 1989. He is also a director of Precision Castparts, Inc. and Waste Management, Inc. He is a Trustee of the University of Chicago and serves on the boards of a number of civic, business and charitable organizations.

     The Board recommends that you vote “FOR” the election of these nominees, which is presented as item (1).

CLASS III – CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2009

DAVID W. DEVONSHIRE
Retired Executive Vice President and Chief Financial Officer, Motorola, Inc. (Communications Technologies and Electronics Products)

Age 62	Mr. Devonshire, a director since July 2004, is a member of the Audit Committee. He was Executive Vice President and Chief Financial Officer of Motorola, Inc. from 2002 to March 2007, and Executive Vice President of Motorola from March 2007 until his retirement in December 2007. He had previously served as Executive Vice President and Chief Financial Officer for Ingersoll-Rand Company (industrial components) from 1998 to 2002; Senior Vice President and Chief Financial Officer for Owens Corning, Inc. (building materials and fiberglass composites) from 1993 to 1998; Corporate Vice President of Finance for Honeywell (diversified manufacturing and technology) from 1992 to 1993; and Corporate Vice President and Controller for Honeywell from 1990 to 1992. Prior to that, Mr. Devonshire served in financial positions with Mead Corporation (forest products), Baxter International, Inc. (medical devices and biotechnology) and KPMG (public accounting), where he began his career in 1968. Mr. Devonshire serves on the boards of Roper Industries and Arbitron Inc. and the advisory boards of CFO Magazine and LEK Consulting, and is a member of the Board of Trustees of the John G. Shedd Aquarium of Chicago.

VICTORIA B. JACKSON
President, Victoria Bellé, Inc. (Design, Manufacturing and Marketing of Specialty Retail Products)

Age 52	Ms. Jackson, a director since July 2000 and a director of Meritor from July 1999 until the merger, is a member of the Audit Committee and the Environmental and Social Responsibility Committee. She currently serves as President of Victoria Bellé, Inc., a designer, manufacturer and marketer of specialty retail products. She was President and Chief Executive Officer of DSS/Prodiesel, Inc. (transportation components) from 1979 until 1998, when the company was sold to TransCom USA. She served as a consultant to TransCom USA from 1998 to February 2000. Ms. Jackson is a member of the Advisory Board of Stratco Global.

JAMES E. MARLEY
Retired Chairman of the Board, AMP Inc. (Electrical and Electronics Components and Cabling Products)

Age 72	Mr. Marley, a director since July 2000 and a director of Meritor from April 1999 until the merger, is Chair of the Compensation and Management Development Committee and a member of the Environmental and Social Responsibility Committee. He is the retired Chairman of the Board of AMP Inc., serving in that position from 1993 to 1998. He served AMP as President and Chief Operating Officer from 1990 to 1992, as President from 1986 to 1990, and in a variety of engineering and executive positions from 1963, when he joined AMP, until 1986. He is a director of a number of business, educational and civic organizations, and is a member of a number of engineering and management professional associations.

CLASS I – CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2010

IVOR J. EVANS
Retired Vice Chairman, Union Pacific Corporation (Railroad Company)

Age 65	Mr. Evans, a director since May 2005, is a member of the Audit Committee and the Compensation and Management Development Committee. He served as Vice Chairman of Union Pacific Corporation from January 2004 until his retirement in March 2005, and served as a member of the Union Pacific board of directors from 1999 to 2005. He had served as President and Chief Operating Officer of Union Pacific Railroad from 1998 until January 2004. From 1989 to 1998, he served in various executive positions at Emerson Electric Company (technology and engineering applications), including Senior Vice President, Industrial Components and Equipment. Prior to that, he was President of Blackstone Corp. (automotive components and systems) from 1985 to 1989 and, prior to that, spent 20 years serving in key operations roles for General Motors Corporation (automotive). He is also a director of Textron Inc., Cooper Industries, Spirit AeroSystems and Suntron Corporation and an operating partner of Thayer Capital Partners.

CHARLES G. McCLURE, JR.
Chairman of the Board, Chief Executive Officer and President of ArvinMeritor

Age 54	Mr. McClure has been a director since August 2004 when he was elected to his current position. Prior to joining the Company, he served Federal-Mogul Corporation (automotive supplier) as Chief Executive Officer and a member of the Board of Directors from July 2003 to July 2004, and as President and Chief Operating Officer and a member of the Board of Directors from January 2001 to July 2003. He served Detroit Diesel Corporation (designer and manufacturer of diesel engines) as President, Chief Executive Officer and a member of the Board of Directors from 1997 to December 2000, and held a number of management positions with Johnson Controls, Inc. (automotive supplier) from 1983 to 1997, including President of the Americas Region; Vice President and Managing Director of European Operations; and Vice President and General Manager of Joint Ventures. From 1983 to 1985, Mr. McClure was employed at Hoover Universal (which was acquired by Johnson Controls in 1985) as Operations Director of Material Handling Products. Before that, he spent four years at Ford Motor Company (automotive) as a heavy-duty truck sales engineer and field service engineer. He served as a lieutenant (jg) on a U.S. Navy destroyer from 1975 to 1979. Mr. McClure is a director of R. L. Polk & Company and serves on the boards of various business and civic organizations.

WILLIAM R. NEWLIN
Chairman, Newlin Investment Company, LLC (Investment Management Firm)

Age 67	Mr. Newlin, a director since July 2003, is the Board’s Presiding Director, Chair of the Corporate Governance and Nominating Committee and a member of the Compensation and Management Development Committee. He is currently the Chairman of Newlin Investment Company, LLC. He served Dick’s Sporting Goods, Inc. (sporting goods) as Executive Vice President and Chief Administrative Officer from October 2003 until his retirement in March 2007. He served as Chairman and CEO of Buchanan Ingersoll Professional Corporation (law firm) from 1980 to October 2003. Mr. Newlin is a director of Kennametal Inc. and Calgon Carbon Corporation.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors manages or directs the management of the business of ArvinMeritor. In fiscal year 2007, the Board of Directors held five regularly scheduled meetings and one special meeting (held by teleconference). Each director attended more than 87% (including six directors who attended 100%) of the aggregate number of meetings of the Board and the standing and special committees on which he or she served in fiscal year 2007. ArvinMeritor encourages each director to attend the Annual Meeting of Shareowners. Nine of the ten directors attended the 2007 Annual Meeting.

     The Board of Directors has established independence standards for directors, which are set forth in the Company’s Guidelines on Corporate Governance and are identical to the standards prescribed in the corporate governance rules of the New York Stock Exchange. The Board determined that Ms. Brooks, Ms. Jackson, and Messrs. Anderson, Devonshire, Evans, Marley, Newlin, Rothmeier and Schindler (as well as retired directors J. P. Flannery, W. D. George, Jr., and R. W. Hanselman, during their terms as directors) have no material relationship with ArvinMeritor, either directly or as a partner, shareholder or officer of an organization that has a relationship with ArvinMeritor, and are therefore independent within the meaning of the Guidelines on Corporate Governance and the New York Stock Exchange listing standards. There were no transactions, relationships or arrangements involving the Company and any director in fiscal year 2007 that were considered by the Board in determining the independence of these directors under the Guidelines on Corporate Governance and the New York Stock Exchange listing standards.

     The Board has established four standing committees (Audit; Compensation and Management Development; Corporate Governance and Nominating; and Environmental and Social Responsibility) the principal functions of which are briefly described below. The charters of these committees are posted on our website, www.arvinmeritor.com, in the section headed “Investors – Corporate Governance,” and paper copies will be provided upon request to the Office of the Secretary, ArvinMeritor, Inc., 2135 West Maple Road, Troy, MI 48084. The Board also established two special committees that were active in fiscal year 2007, as described below.

     Audit Committee. ArvinMeritor has a separately designated standing audit committee established in compliance with applicable provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Audit Committee is currently composed of four non-employee directors, Steven G. Rothmeier (chair), David W. Devonshire, Ivor J. Evans and Victoria B. Jackson, each of whom meets the criteria for independence specified in the listing standards of the New York Stock Exchange. The Board of Directors has determined that the Company has at least two individuals who qualify as an “audit committee financial expert” (as defined by the SEC), David W. Devonshire and Steven G. Rothmeier, serving on the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed annually for compliance with rules of the New York Stock Exchange. The Audit Committee held five regularly scheduled meetings in fiscal year 2007.

     The Audit Committee is charged with monitoring the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and the independence, qualifications and performance of the Company’s internal audit function and independent accountants. The Audit Committee has sole authority to select and employ (subject to approval of the shareowners), and to terminate and replace where appropriate, the independent public accountants for the Company and also has authority to:

  approve and cause the Company to pay all audit engagement fees;

  review the scope of and procedures used in audits and reviews of the Company’s financial statements by the independent public accountants;

  review the Company’s annual and quarterly financial statements before their release;

  review any significant issues related to the audit activities of the independent public accountants and oversee the resolution of any disagreements between them and management;

  review at least annually a report from the independent public accountants describing the firm’s internal quality control procedures;

  review and approve in advance the scope and extent of any non-audit services performed by the independent public accountants and the fees charged for these services, and receive and evaluate at least annually a report by the independent public accountants as to their independence;

  review significant internal control matters, the adequacy of the Company’s system of internal controls and recommendations of the independent public accountants with respect to internal controls;

  review the internal audit charter, the scope of the annual internal audit plan and the results of internal audits;

  consult with management as to the appointment and removal of the internal auditor charged with auditing and evaluating the Company’s system of internal controls;

  review in advance the type and presentation of financial information and earnings guidance provided to analysts and rating agencies;

  monitor matters related to compliance by employees with the Company’s standards of business conduct policies;

  monitor policies with respect to risk assessment and risk management and initiatives to control risk exposures;

  review any disclosure made in connection with annual and quarterly certifications by the chief executive officer and chief financial officer in filed documents;

  consult with the Company’s general counsel regarding significant contingencies that could impact the financial statements and regarding legal compliance matters;

  review any findings by regulatory agencies with respect to the Company’s activities;

  investigate matters brought to its attention within the scope of its duties;

  engage outside consultants, independent counsel or other advisors;

  establish procedures for the receipt, retention and handling of complaints regarding accounting, internal controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters;

  establish the Company’s policies with respect to hiring former employees of the independent public accountants;

  consult with management on the structure and composition of the finance organization; and

  review annually the Committee’s performance.

     As part of each regularly scheduled meeting, the Audit Committee meets in separate executive sessions with the independent public accountants, the internal auditors and senior management, and as a Committee without members of management.

     Compensation and Management Development Committee. The four members of the Compensation and Management Development Committee (the “Compensation Committee”), James E. Marley (chair), Ivor J. Evans, William R. Newlin and Andrew J. Schindler, are non-employee directors who meet the criteria for independence specified in the listing standards of the New York Stock Exchange and are not eligible to participate in any of the plans or programs that are administered by the Committee. The Compensation Committee held four regularly scheduled meetings in fiscal year 2007. Under the terms of its charter, the Compensation Committee has the authority to:

  review and approve the goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate his performance against these goals and objectives, and set his compensation accordingly;

  fix salaries of all of the Company’s other officers and review the salary plan for other Company executives;

  evaluate the performance of the Company’s senior executives and plans for management succession and development;

  review the design and competitiveness of the Company’s compensation plans and medical benefit plans, and make recommendations to the Board of Directors;

  administer the Company’s incentive, deferred compensation, stock option and long-term incentives plans;

  review all material amendments to the Company’s pension plans and make recommendations to the Board concerning these amendments;

  hire outside consultants and independent counsel; and

  review annually the Committee’s performance.

     See Executive Compensation - Compensation Discussion and Analysis below for further information on the scope of authority of the Compensation Committee and the role of management and compensation consultants in determining or recommending the amount or form of executive compensation.

     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is currently composed of four non-employee directors, William R. Newlin (chair), Joseph B. Anderson, Jr., Rhonda L. Brooks and Steven G. Rothmeier, all of whom meet the criteria for independence specified in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee held three regularly scheduled meetings in fiscal year 2007. Under the terms of its charter, this Committee has the authority to:

  screen and recommend to the Board qualified candidates for election as directors of the Company;

  periodically prepare and submit to the Board for adoption the Committee’s selection criteria for director nominees;

  recommend to the Board and management a process for new Board member orientation;

  periodically assess the performance of the Board;

  consider matters of corporate governance and Board practices and recommend improvements to the Board;

  review periodically the Company’s charter and by-laws in light of statutory changes and current best practices;

  review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

  review periodically outside directors’ compensation and make recommendations to the Board;

  review director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a director when appropriate;

  engage search firms and other consultants and independent counsel; and

  review annually the Committee’s performance.

     See “Nominating Procedures” below for further information on the nominating process.

     In discharging its duties with respect to review of director compensation, the Corporate Governance and Nominating Committee retains a compensation consultant to provide information on current trends, develop market data and provide objective recommendations as to the amount and form of director compensation. In fiscal year 2007, the consultant was Towers Perrin, and in fiscal year 2008, the consultant will be Hewitt Associates. Management has no role in determining or recommending the amount or form of director compensation.

     Environmental and Social Responsibility Committee. The Environmental and Social Responsibility Committee is composed of four non-employee directors, Rhonda L. Brooks (chair), Joseph B. Anderson, Jr., Victoria B. Jackson and James E. Marley. This Committee held two regularly scheduled meetings in fiscal year 2007. Under the terms of its charter, the Committee reviews and assesses the Company’s policies and practices in the following areas and recommends revisions as appropriate: employee relations, with emphasis on equal employment opportunity and advancement; the protection and enhancement of the environment and energy resources; product integrity and safety; employee health and safety; and community and civic relations, including programs for and contributions to health, educational, cultural and other social institutions. The Committee also reviews its performance annually.

     Special Committees. In fiscal year 2007, there were two active special committees of the Board of Directors:

  Offering Committee. The Offering Committee, composed of Charles G. McClure and two non-employee directors, David W. Devonshire and Steven G. Rothmeier, was formed to approve, within stated parameters, the pricing and other terms of debt issuances that occur in the interim between Board meetings. The Offering Committee held one meeting during fiscal year 2007.

  Strategy Committee. The Strategy Committee, composed of three non-employee directors, James E. Marley, Steven G. Rothmeier and Andrew J. Schindler, was formed to consult with management, in the interim between meetings of the Board, with respect to identification and investigation of potential strategic initiatives. The Strategy Committee held one meeting in fiscal year 2007.

NOMINATING PROCEDURES

     As described above, ArvinMeritor has a standing nominating committee, the Corporate Governance and Nominating Committee, currently composed of four non-employee directors who meet the criteria for independence in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee’s charter is posted on our website, www.arvinmeritor.com, in the section headed “Investors – Corporate Governance.”

     The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds who have high-level managerial experience in a complex organization and who represent the balanced interests of shareowners as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience, and specialized expertise. A significant majority of the Board should be directors who are not past or present employees of the Company or of a significant shareowner, customer or supplier.

     In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Board nominee. The Committee is guided by the membership guidelines set forth above, and by the following basic selection criteria: highest character and integrity; experience with and understanding of strategy and policy-setting; reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director. With respect to nomination of continuing directors for re-election, the individual’s contributions to the Board, as reflected in results of the most recent peer review of individual director performance, are also considered.

     The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In fiscal year 2007, the Committee did not pay any fees or expenses to any search firm to assist in locating Board candidates.

     Shareowners may recommend candidates for consideration by the Committee by writing to the Secretary of the Company at its headquarters in Troy, Michigan, giving the candidate’s name, biographical data and qualifications. A written statement from the candidate, consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation. No candidates for Board membership have been put forward by large long-term security holders or groups of security holders for election at the 2008 Annual Meeting.

DIRECTOR COMPENSATION

     The following table reflects compensation for the fiscal year ended September 30, 2007 awarded to, earned by or paid to each non-employee director who served during the fiscal year. Mr. McClure did not receive any compensation for his service as a director.

	Fees Earned or Paid	Stock Awards[2,4]	Option Awards[3,4]	All Other	Total
Name	in Cash[1] ($)	($)	($)	Compensation[5] ($)	($)
Joseph B. Anderson, Jr.	$59,500	$82,675	0	$7,797	$149,972
Rhonda L. Brooks	63,000	82,675	0	6,497	152,172
David W. Devonshire	60,750	74,690	0	5,638	141,078
Ivor J. Evans	64,500	64,560	0	9,833	138,893
Joseph P. Flannery[6]	29,000	71,005	0	1,303	101,308
William D. George, Jr.[6]	33,000	71,005	0	1,403	105,408
Richard W. Hanselman[6]	26,000	71,005	0	1,303	98,308
Victoria B. Jackson	61,500	82,675	0	6,897	151,072
James E. Marley	68,750	82,675	0	14,023	165,448
William R. Newlin	66,000	82,675	0	9,586	158,261
Steven G. Rothmeier	68,250	73,465	0	5,343	147,058
Andrew J. Schindler	58,750	73,465	0	5,343	137,558
__________________

[1]	This column includes cash amounts deferred for future payment pursuant to the Deferred Compensation Policy for Non-Employee Directors.

[2]	This column includes the amount of compensation cost that was recognized for financial reporting purposes for fiscal year 2007 for restricted share units and restricted shares, in accordance with FAS 123R. These amounts include costs recognized with respect to awards made in fiscal year 2007 and earlier, adjusted to eliminate estimates of forfeitures related to service-based vesting conditions. None of the restricted shares or restricted share units reported in this column have been forfeited. Information on the assumptions used in valuation of the grants is included in Note 19 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (“Form 10-K”), which is incorporated herein by reference. These amounts may not reflect the actual value realized upon settlement or vesting.

An award of 4,500 restricted share units was made to each non-employee director in fiscal year 2007. The grant date fair value of each director’s grant, computed in accordance with FAS 123R, was $87,525. Information on the assumptions used in valuation of the grants is included in Note 19 of the Notes to Consolidated Financial Statements in the Form 10-K, which is incorporated herein by reference.

[3]	In accordance with FAS 123R, the Company recognizes compensation cost with respect to the unvested portion of stock options. All stock options issued by the Company under the 1997 Directors Stock Plan vested over a three year period. The Company has not granted stock options to directors since fiscal year 2003, and therefore no expense was recorded in fiscal year 2007.

[4]	The non-employee directors held the following restricted shares of Common Stock, restricted share units and options to purchase Common Stock, granted under the 1997 Directors Stock Plan or the 2004 Directors Stock Plan, as applicable, at September 30, 2007. Some restricted share units and restricted shares reported in the table below (for Ms. Jackson and Messrs. Anderson, Devonshire, Marley and Newlin) were granted in lieu of annual stock grants or cash retainer fees, at the election of the director, in periods prior to fiscal year 2007.

		Restricted Share
Name	Restricted Shares	Units	Stock Options
Joseph B. Anderson, Jr.	750	15,900	11,437
Rhonda L. Brooks	0	15,900	12,938
David W. Devonshire	0	15,934	0
Ivor J. Evans	0	12,375	0
Joseph P. Flannery	0	0	14,250
William D. George, Jr.	0	0	14,250
Richard W. Hanselman	0	0	14,250
Victoria B. Jackson	1,000	15,900	12,938
James E. Marley	6,316	15,900	13,500
William R. Newlin	5,211	18,054	2,250
Steven G. Rothmeier	0	14,100	0
Andrew J. Schindler	0	14,100	0

[5]	This column includes: (a) dividends paid on outstanding restricted shares of Common Stock; (b) dividend equivalents accrued with respect to outstanding restricted share units; and (c) payments made during fiscal year 2007 under the Company’s matching gifts program; under this program, the Company matches a director’s gifts to qualified educational institutions, up to a maximum of $5,000 each calendar year. Perquisites did not exceed a value of $10,000 for any director in fiscal year 2007 and therefore are not included in this column.

[6]	Each of these directors retired from Board service on January 26, 2007.

Narrative Description of Director Compensation

     Only non-employee directors receive compensation for Board service. Directors who are also employees of ArvinMeritor or a subsidiary do not receive compensation for serving as a director. The following types of compensation were earned by or paid to non-employee directors in fiscal year 2007.

     Retainer Fees. Non-employee directors of ArvinMeritor receive a cash retainer at the rate of $55,000 per year for Board service (increased from $45,000 per year effective January 1, 2007). The chairs of the four standing Board committees receive additional cash retainers in the following amounts per year: Audit Committee - $10,000; Compensation Committee - $7,000; and Corporate Governance and Nominating Committee and Environmental and Social Responsibility Committee - $5,000 (increased from $3,000 effective January 1, 2007). The Presiding Director receives an additional annual retainer of $10,000, effective August 1, 2007.

     Committee Meeting Fees. Non-employee directors receive fees of $1,500 for attendance at each committee meeting ($750 for each telephone meeting). Prior to January 1, 2007, payments for all committees except the Audit Committee were $1,000 per meeting ($500 for each telephone meeting).

     Equity-Based Awards. In fiscal year 2007, immediately after the Annual Meeting of Shareowners, each non-employee director received an equity grant under the 2004 Directors Stock Plan intended to equal a value of approximately $75,000, in the form of 4,500 restricted share units. These restricted share units vest upon the earliest of (a) six years from the date of grant, (b) ten days after the director retires after reaching age 72 and having served at least three years as a director, or (c) the date the director resigns or ceases to be a director under circumstances the Board determines not to be adverse to the best interests of the Company. Upon vesting, the holder is entitled to one share of Common Stock for each unit. Upon vesting of restricted share units, non-employee directors generally are entitled to receive a cash payment for dividend equivalents plus interest accrued during the vesting period. The grant for fiscal year 2008 is expected to consist of shares of Common Stock, with the number of shares to be determined at the time of grant.

     Deferrals. A director may elect to defer payment of all or part of the cash retainer and meeting fees to a later date, with interest on deferred amounts accruing quarterly at a rate equal to 120% of the Federal long-term rate set each month by the Secretary of the Treasury. Each director also has the option each year to defer all or any portion of the cash retainer and meeting fees by electing to receive restricted shares of Common Stock or restricted share units that could be forfeited if certain conditions are not satisfied. The restricted shares or restricted share units in lieu of the cash retainer and meeting fees are valued at the closing price of ArvinMeritor Common Stock on the New York Stock Exchange – Composite Transactions reporting system (the “NYSE Closing Price”) on the date the fee payment would otherwise be made in cash. In fiscal year 2007, one director deferred his cash payments to a later date, and no directors elected to receive restricted shares or restricted share units in lieu of cash payments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For the period from October 1, 2006 through September 30, 2007, there were no transactions or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any director, officer or member of their immediate family had or will have a direct or indirect material interest.

     Various means are employed to solicit information about relationships or transactions involving officers and directors that could raise questions of conflict of interest. Annual questionnaires solicit information from directors and officers regarding transactions and relationships that could trigger SEC rules on disclosure of related person transactions, as well as relationships and transactions that could impair a director’s independence under the rules of the New York Stock Exchange. Directors and officers have a continuing duty to update the information should any changes occur during the year. In addition, all salaried employees, including officers, and directors have a duty to report any known conflicts of interest that would violate the Company’s code of ethics (including policies regarding standards of business conduct and conflicts of interest; see Code of Ethics below). A toll-free employee Helpline is available for that purpose. Salaried employees, including officers, are also required to complete an annual certification that they are unaware of, or have reported, any such conflict of interest.

     We have no written policy regarding review, approval or ratification of related person transactions. The Business Standards Compliance Committee (which is made up of management personnel) and the Audit Committee have responsibility for review of compliance by officers and other employees with the code of ethics, including conflict of interest provisions, and the Corporate Governance and Nominating Committee has similar responsibility with respect to compliance by directors. If a transaction or relationship involving an officer or director were to be reported through the employee Helpline, annual compliance certifications, questionnaires or otherwise, the appropriate Committee would investigate and consider all relevant facts and circumstances, including the nature, amount and terms of the transaction; the nature and amount of the related person’s interest in the transaction; the importance of the transaction to the related person and to the Company; whether the transaction would impair the judgment of a director or officer to act in the Company’s best interest; and any other facts involving the transaction that the Committee deems significant, and would then take appropriate action. Transactions will not be approved under the code of ethics if they are not in the Company’s best interests. Any Committee member who is a related person in connection with a transaction would not participate in the Committee’s consideration.

CORPORATE GOVERNANCE AT ARVINMERITOR

     ArvinMeritor is committed to good corporate governance. The foundation of our corporate governance principles and practices is the independent nature of our Board of Directors and its primary responsibility to ArvinMeritor’s shareowners. Our corporate governance guidelines have been in place since the Company’s creation in 1997. The guidelines are reviewed periodically by the Corporate Governance and Nominating Committee and changes are recommended to the Board for approval as appropriate. We will continue to monitor developments and review our guidelines periodically, and will modify or supplement them when and as appropriate. Our current Guidelines on Corporate Governance are posted on our website, www.arvinmeritor.com, in the section headed “Investors – Corporate Governance,” and paper copies will be provided upon request to the Office of the Secretary, ArvinMeritor, Inc., 2135 West Maple Road, Troy, MI 48084. Our policies and practices are summarized below.

Board Independence

  Independent directors must comprise at least a majority of the Board and, as a matter of policy, a substantial majority of the Board should be independent directors. The Board has adopted criteria for independence based on the definition used in the listing requirements of the New York Stock Exchange.

  The Corporate Governance and Nominating Committee reviews the independence of each director annually.

  Only independent directors serve on the Board’s standing committees.

Board Composition

  Board nominees are screened and recommended by the Corporate Governance and Nominating Committee and approved by the full Board (see Nominating Procedures above for information on Board selection criteria).

  Committee membership is reviewed periodically to assure that each committee has the benefit of both experience and fresh perspectives.

  Committee chairs are normally rotated at least once every four years. A director usually serves on a committee at least 12 months before becoming its chair, and a former chair normally serves on a committee for at least 12 months after retiring as chair. Exceptions are made in appropriate circumstances.

  The Board has established term limits that provide that each director shall serve no more than 12 consecutive years, beginning the later of his initial election to the Board or the date of adoption of the provision (November 12, 2003). The Board, by affirmative vote of at least 2/3 of the directors, may make exceptions to this provision in appropriate cases.

  Directors should not serve on the boards of more than three other public companies, unless the Board has determined that such service does not impair the ability of the director to serve effectively.

  The Guidelines on Corporate Governance establish the following expectations regarding director tenure:
  Non-employee directors are required to offer not to stand for re-election if they are age 70 at the time of re-election or will reach age 70 during their new term. The Corporate Governance and Nominating Committee decides whether continued Board service is appropriate and, if so, the length of the next term.

  Directors whose job responsibilities change significantly during their Board service, or who retire from the position they held when elected to the Board, are required to offer to resign. The Corporate Governance and Nominating Committee reviews the appropriateness of continued Board membership.

  When the Chief Executive Officer retires or resigns from that position, he is expected to offer his resignation from the Board. The Board and the successor Chief Executive Officer determine whether continued Board service is desirable and appropriate.
  Under the Company’s majority vote policy, any nominee for director who receives a greater number of “withheld” votes than “for” votes in an uncontested election is required to tender his resignation after the certification of the shareholder vote. The Corporate Governance and Nominating Committee considers the resignation and recommends to the Board what action should be taken. The Board is required to take action and publicly disclose the decision and its underlying rationale within 90 days of certification of the shareholder vote.

Key Responsibilities of the Board

  The Company’s long-term strategic goals and plans are discussed in depth by the Board at least annually.

  The non-management directors select the Chief Executive Officer of the Company and meet at least annually to evaluate the Chief Executive Officer’s performance against long-term goals and objectives established by the Compensation Committee.

  Management development and succession plans are reviewed annually, including CEO succession plans.

Board and Committee Meetings

  The Board has appointed a Presiding Director to chair executive sessions, serve as liaison with the chief executive officer and participate in development of meeting agenda.

  Board and committee meeting agendas are developed through discussions with management and the Presiding Director, and are focused on business performance and strategic issues, leadership, and recent developments.

  Presentation materials are generally made available to Board and committee members for review in advance of each meeting.

  Directors are expected to attend, prepare for and participate in meetings. The Corporate Governance and Nominating Committee monitors each director’s attendance and addresses issues when appropriate.

  Non-management directors meet in private executive sessions during each regular Board meeting. The Presiding Director chairs these meetings and communicates the results of the sessions to the Chief Executive Officer.

  Minutes of each committee meeting are provided to each board member, and the chair of each committee reports at Board meetings on significant committee matters.

  Information and data important to understanding of the business, including financial and operating information, are distributed regularly to the Board.

Board Performance and Operations

  The Corporate Governance and Nominating Committee, which is composed solely of independent directors, is responsible for corporate governance and Board practices, and formally evaluates these areas periodically.

  Each Board committee has a detailed charter outlining its responsibilities, as described above under the heading Board of Directors and Committees.

  The Board and its committees have the authority to hire such outside counsel, advisors and consultants as they choose with respect to any issue related to Board activities. Directors also have full access to Company officers and employees and the Company’s outside counsel and auditors.

  To enhance Board effectiveness, the Corporate Governance and Nominating Committee conducts annual self-evaluations of the Board’s performance. In addition, informal reviews of individual performance are conducted periodically. Results are shared with the Board, and action plans are formulated to address any areas for improvement.

Director Education

  Each new director is provided a program of orientation to the Company’s business, which includes discussions with each business and functional head, background materials on the Company’s financial condition and business, and a facility tour.

  The continuing education process for Board members includes extensive informational materials, meetings with key management and visits to Company facilities.

  Meeting agenda regularly include discussions of business environment, outlook, performance and action plans for the various business segments.

  Board members may request presentations on particular topics and specific facility visits to educate them and update their knowledge as to the Company, its industry and markets, the responsibilities of directorship, and other topics of interest.

  Each director is encouraged to attend educational seminars and conferences to enhance his or her knowledge of the role and responsibilities of directors.

  In each fiscal year, at least one director is required to attend a director education seminar accredited by Institutional Shareholder Services. In fiscal year 2007, three directors attended such accredited seminars.

Alignment with Shareowner Interests

  A portion of director compensation is equity-based and therefore tied to the Company’s stock performance. Directors can also elect to receive their cash retainer fees in the form of restricted shares of Common Stock or restricted share units.

  The Board has adopted stock ownership guidelines that require each non-employee director to own Common Stock with a market value equal to at least five times the annual cash retainer, effective on the later of five years after the director’s initial election to the Board or November 12, 2006 (the date that is three years after adoption of the guidelines). As of October 31, 2007, all of the directors are either in compliance or are in the transition period before the guidelines become applicable to them.

  The Compensation Committee and the Board oversee employee compensation programs to assure that they are linked to performance and increasing shareowner value. The Compensation Committee also monitors compliance by Company executives with stock ownership guidelines. (See Compensation Discussion and Analysis below.)

  Senior management meets regularly with major institutional investors and shareholders and reports to the Board on analyst and shareholder views of the Company.

CODE OF ETHICS

     All ArvinMeritor employees, including our chief executive officer, chief financial officer, controller and other executive officers, are required to comply with our corporate policies regarding Standards of Business Conduct and Conflicts of Interest. These policies have been in place since the Company was formed in a spin-off from Rockwell International Corporation (now Rockwell Automation, Inc. and referred to in this proxy statement as “Rockwell”) in 1997. The purpose of these corporate policies is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. The Audit Committee has oversight responsibility with respect to compliance by employees. The Board of Directors is also required to comply with these policies, and the Corporate Governance and Nominating Committee is responsible for monitoring compliance by directors.

     Employees may submit concerns or complaints regarding ethical issues on a confidential basis to our Helpline, by means of a toll-free telephone call or e-mail. The Office of the General Counsel investigates all concerns and complaints. Employees may also contact the Board of Directors directly on these issues. See Communications with the Board of Directors below.

     ArvinMeritor’s ethics manual, including the text of the policies on Standards of Business Conduct and Conflicts of Interest, is posted in the section headed “Investors – Corporate Governance” on our website, www.arvinmeritor.com, and paper copies will be provided upon request to the Office of the Secretary, ArvinMeritor, Inc., 2135 West Maple Road, Troy, MI 48084. We will post on our website any amendment to, or waiver from, a provision of our policies that applies to our chief executive officer, chief financial officer or controller, and that relates to any of the following elements of these policies: honest and ethical conduct; disclosure in reports or documents filed by the Company with the SEC; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the policies.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table shows the beneficial ownership, reported to us as of October 31, 2007, of ArvinMeritor Common Stock of (a) each director, (b) each executive officer listed in the table under Executive Compensation - Summary Compensation Table below and (c) such persons and other executive officers as a group. See Voting Securities above for information on beneficial holders of more than 5% of outstanding ArvinMeritor Common Stock.

	Beneficial Ownership as of October 31, 2007
			Percent of Outstanding
Name	Numberof Shares(1)		Common Stock(2)(3)
Joseph B. Anderson, Jr.	15,625	(4)(5)	*
Rhonda L. Brooks	17,250	(5)	*
David W. Devonshire	0	(5)	*
Ivor J. Evans	0	(5)	*
Victoria B. Jackson	17,250	(4)(5)	*
James E. Marley	28,513	(4)(5)	*
Charles G. McClure, Jr	259,811	(4)(6)	.36%
William R. Newlin	17,486	(4)(5)(7)	*
Steven G. Rothmeier	3,000	(5)	*
Andrew J. Schindler	0	(5)	*
James D. Donlon, III	63,707	(4)(6)	*
Vernon G. Baker, II	234,376	(4)(6)	.32
Philip R. Martens	49,474	(4)	*
Carsten J. Reinhardt	34,140	(4)	*
All of the above and other executive officers
as a group (19 persons)	1,017,595	(4)(5)(6)(7)	1.39%
__________________

*	Less than 0.1%

(1)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares owned includes the following numbers of shares of Common Stock which may be acquired upon exercise of options that were exercisable or would become exercisable within 60 days: 11,437 shares for Mr. Anderson; 12,938 shares for each of Ms. Brooks and Ms. Jackson; 0 shares for each of Messrs. Devonshire, Evans, Rothmeier and Schindler; 13,500 shares for Mr. Marley; 2,250 shares for Mr. Newlin; 100,000; 0; 153,000; 0; and 0 shares for Messrs. McClure, Donlon, Baker, Martens and Reinhardt, respectively; and 412,602 shares for all directors and executive officers as a group.

(3)

For purposes of computing the percentage of outstanding shares beneficially owned by each person, the number of shares owned by that person and the number of shares outstanding include shares as to which such person has a right to acquire beneficial ownership within 60 days (for example, through the exercise of stock options, conversions of securities or through various trust arrangements), in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(4)

Includes restricted shares of Common Stock awarded under the directors stock plans or the Company’s long-term incentive plans, as applicable. Restricted shares are held by the Company until certain conditions are satisfied.

(5)

Does not include the following restricted share units granted under the directors stock plans and held as of October 31, 2007: 15,900 units for each of Ms. Brooks, Ms. Jackson, and Messrs. Anderson and Marley; 15,934 units for Mr. Devonshire; 12,375 units for Mr. Evans; 18,054 units for Mr. Newlin; 14,100 units for each of Messrs. Rothmeier and Schindler; and 138,163 units for all directors as a group.

(6)

Includes shares beneficially owned under the Company’s Savings Plans. Does not include 17,796 share equivalents held for Mr. Baker and 24,616 share equivalents for all directors and executive officers as a group under the Company’s supplemental savings plan on October 31, 2007.

(7)	Includes 700 shares held in the name of Mr. Newlin’s spouse and 6,860 shares held by a trust of which Mr. Newlin’s spouse is beneficiary. Mr. Newlin disclaims beneficial ownership of these shares.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussions, recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Management Development Committee

James E. Marley, Chairman
Ivor J. Evans
William R. Newlin
Andrew J. Schindler

COMPENSATION DISCUSSION AND ANALYSIS

     The purpose of this section of the proxy statement is to provide the information you need to understand our compensation policies and how they relate to the compensation of the Named Executive Officers. You should read this section in combination with the detailed compensation tables and other data included in this proxy statement.

Administration of Executive Compensation Program

     The Compensation Committee has overall responsibility for executive compensation, including administration of equity compensation plans. (See Board of Directors and Committees above for information on the Compensation Committee’s members, charter and meetings in fiscal year 2007.) As part of this responsibility, the Compensation Committee evaluates the performance of the Chief Executive Officer and determines his compensation in light of the goals and objectives of the Company and the executive compensation program.

     In discharging its duties, the Compensation Committee retains a compensation consultant (the “consultant”). The consultant provides information on current compensation trends, develops competitive market data and provides objective recommendations as to design of the compensation program, including the form and mix of award vehicles and the nature and level of performance criteria and targets. The Compensation Committee directly engages the consultant. In fiscal year 2007, the consultant was Towers Perrin. Management also retained Towers Perrin in fiscal year 2007 to provide consulting services regarding health and welfare benefits in Canada. The Committee has engaged Hewitt Associates as its consultant for fiscal year 2008. Management also retains Hewitt to provide actuarial services with respect to pensions and retiree medical benefits.

     The Committee seeks and considers input from senior management in many of its decisions, and the consultant confers and collaborates with senior management in developing its compensation recommendations. Senior management regularly participates in the Committee’s activities in the following specific respects:

  The Chief Executive Officer reports to the Compensation Committee with respect to his evaluation of the performance of the Company’s senior executives, including the other Named Executive Officers. Together with the Senior Vice President, Human Resources, he makes recommendations as to compensation decisions for these individuals, including base salary levels and the amount and mix of incentive awards.

  The Senior Vice President, Human Resources, participates in the development of the compensation program, including formulation of performance objectives and targets for incentive compensation, and oversees its implementation and interpretation, in each case carrying out the direction of the Compensation Committee and the recommendations of the consultant. He also assists the Chairman of the Compensation Committee in developing meeting agenda and oversees preparation and distribution of pre-meeting informational materials on the matters to be considered.

  The Chief Financial Officer is responsible for evaluating the tax, financial and accounting aspects of compensation decisions. He participates in developing financial objectives and targets for performance-based incentive compensation, and oversees calculation of payout and vesting levels, in accordance with plan design and the direction of the Compensation Committee.

Executive Compensation Philosophy and Objectives

     The Compensation Committee’s compensation philosophy is to “pay for performance.” The fundamental objectives of the Company’s executive compensation program are: (1) to attract, retain and motivate the quality of employees necessary for ArvinMeritor’s leadership and growth; (2) to recognize individual and team achievement of Company goals; and (3) to foster the creation of shareowner value through close alignment of the financial interests of executives with those of ArvinMeritor’s shareowners.

     The Compensation Committee uses several basic practices and policies to carry out its philosophy and to meet the objectives of ArvinMeritor’s executive compensation program:

  Competitive Compensation Packages. In order to attract and retain talented individuals, the Compensation Committee designs total compensation packages to be competitive with those of other companies with which ArvinMeritor competes for talent, using benchmarking studies to determine market levels of compensation, as described below.

  Performance-Based Compensation. A significant portion of each Named Executive Officer’s total potential compensation is at risk because it is contingent on achieving strategic and operating plan goals that are intended to improve shareowner return. These goals are established to recognize business group and company performance against specified targets. For grants made in fiscal year 2007, a significant portion of the target annual compensation of the Named Executive Officers is made up of performance-based compensation, with the remainder comprised of base salary and service-based restricted shares.

  Equity Awards and Stock Ownership Requirements. A significant portion of incentive compensation for executives is comprised of equity and equity-based awards, or is tied to metrics that reward creation of shareowner value, which is intended to align the interests of the Company’s executives with those of shareowners. In addition, senior executives are required under the Company’s stock ownership guidelines to own a specified number of shares of ArvinMeritor Common Stock.

Market Analysis and Benchmarking

     The Compensation Committee assesses the competitiveness of ArvinMeritor’s compensation program, using data and studies compiled and provided by the consultant. The consultant provides a detailed competitive pay study every other year, with limited updates in the intervening years. As part of the assessment process, the Committee compares the amount of each component and the total amount of direct compensation (defined below) for each executive officer with that of other companies in the durable goods manufacturing sector, including companies in the automotive sector, which have executive officer positions comparable to the Company’s and with which the Company may compete for talented executives. The peer group for the competitive analysis in fiscal year 2006-2007 included the following 31 companies (“peer group”):

American Axle & Manufacturing, Inc.
The Black & Decker Corporation
Borg Warner Inc.
Caterpillar Inc.
Cooper Tire & Rubber Company
Dana Corporation
Dura Automotive Systems, Inc.
Engelhard Corporation
Fleetwood Enterprises, Inc.
Flowserve Corporation
Goodrich Corporation
The Goodyear Tire & Rubber Company
Harley-Davidson, Inc.
Harman International Industries,
     Incorporated
Hayes-Lemmerz International, Inc.

Honeywell Inc.
Johnson Controls, Inc.
Lear Corporation
Navistar International Corporation
Northrop Grumman Corporation
PACCAR Inc.
Parker-Hannifin Corporation
PPG Industries, Inc.
Raytheon Company
Rockwell Automation, Inc.
Textron Inc.
3M Company
The Timken Company
United States Steel Corporation
Visteon Corporation
Whirlpool Corporation

     See “Elements of the ArvinMeritor Compensation Program – Overview and Analysis” below for information on how the Compensation Committee uses this peer group data in setting compensation.

     The Compensation Committee (or the Board of Directors, as appropriate) may also consider practices at other companies with respect to other elements of compensation, such as perquisites, retirement plans and health and welfare benefits, in assessing the competitiveness and cost effectiveness of the Company’s programs. Any such studies are done on a case-by-case basis, as needed, and may use a group of comparator companies identified at the time by the consultant or other advisors.

Elements of the ArvinMeritor Compensation Program

Overview and Analysis

     The primary components of ArvinMeritor’s executive compensation program are base salary, annual incentives and long-term incentives (“direct compensation”). Each of these components, and the relative levels of equity and non-equity compensation that comprise direct compensation, are generally set in relation to competitive market rates among peer group companies, as described above, with subsequent adjustments to take into account individual performance and characteristics and internal pay equity, as described below. There is no particular target proportion among these components or between equity and non-equity awards. However, the program contemplates that a significant portion of each executive’s direct compensation is performance-based and therefore is at risk. Performance-based awards, whether in the form of equity or non-equity, are tied to achievement of goals that are intended to improve, or reflect improvements in, shareowner value (see the performance-based awards described under the heading “Components” below).

     Base salaries and target incentive awards are intended to compensate executives at levels competitive with other companies. As a result, the Compensation Committee began its analysis by initially identifying, for each officer position, the level of each of these components that represented the median, or 50th percentile, of the peer group. After identifying these levels, the Compensation Committee adjusted the market rates to arrive at actual salaries and awards for each individual based on the following factors:

  The Committee approved variations from peer group median base salary levels for some individuals based on their responsibilities, experience, expertise and performance. In addition, when recruiting new executives, base salary is often set at a premium above the median of the peer group, in order to attract outstanding candidates.

  The Compensation Committee believes that individuals should have an opportunity to earn above-market rewards for superior performance over the longer term. Therefore, while the Committee looked at the median of the peer group in terms of the target long-term incentive award for each position, it identified a maximum potential payout for each position that would be significantly above-market. The range of potential payouts on long-term incentives is described below, under the heading “Components – Long-Term Incentives.”

  In establishing the levels of annual and long-term incentive awards, the Committee divided executive officers into four separate “bands.” A “band” consists of officers in one or more salary grades who are grouped together for incentive compensation purposes and receive the same target incentive awards. These target awards represent a blend of the market rates for the positions within the band. The chief executive officer (Mr. McClure) is in the first band; the chief financial officer and the business segment heads (Messrs. Donlon, Martens and Reinhardt) are in the second band; and the general counsel (Mr. Baker) is in the third band. One purpose of the salary bands is to equalize incentive opportunities for individuals with similar levels of responsibility, regardless of their salary grades. This practice is intended to improve internal pay equity among the officer group. Considerations of internal pay equity among officers are also factored into the consultants’ studies and the market data with respect to direct compensation.

     The Compensation Committee reviewed tally sheets, representing each element and the total of each officer’s compensation, in late fiscal year 2006 and early fiscal year 2007. The primary purpose of the review was to consider possible modifications to change of control provisions and separation pay applicable to the officers and other salaried employees of the Company (see the discussion under the heading Potential Payments Upon

Termination of Employment or Change of Control – Termination of Employment Upon Change of Control below). The Committee did not specifically consider the tally sheets or discuss the the effect of prior years’ compensation in conjunction with setting 2007 compensation. However, the Committee was aware of the potential value of outstanding long-term incentives, including the likelihood of their payout and vesting (based on achievement of performance objectives to date and on levels of payout and vesting of past awards), and this information was also implicit in the overall plan design used by the consultants in making recommendations for 2007 compensation.

     In addition to direct compensation, special hiring or retention incentives have been put in place for certain executives, to motivate them to join the Company or to continue their employment. Executive officers also receive health and welfare benefits and are entitled to participate in the Company’s defined benefit pension plans and savings plans on substantially the same basis as other employees.

     Each component of the executive compensation program is discussed below.

Components

     Base Salary. The Compensation Committee reviews base salaries for executive officers (including the Named Executive Officers) at the beginning of each fiscal year. Annual salary increases, which are generally effective on February 1 of each year, are based on evaluation of each individual’s performance and on his level of pay compared to that for similar positions at peer group companies, as indicated by the consultant’s reports and survey data. The Compensation Committee also reviews and adjusts base salaries for executive officers at the time of any promotion or change in responsibilities.

     For fiscal year 2007, the Compensation Committee reviewed the salary structure in November 2006 and approved base salary increases of approximately 4.8% for Mr. McClure, 3.6% for Mr. Donlon and 5.1% for Mr. Baker, effective February 1, 2007. Messrs. Donlon and Baker received additional base salary increases of approximately 7.8% and 5.1%, respectively, effective May 1, 2007, to coincide with an increase in the scope of their responsibilities. The other Named Executive Officers, who were hired near the end of fiscal year 2006, did not receive base salary adjustments in fiscal year 2007.

     Annual Incentives. Under the Incentive Compensation Plan, as amended (“ICP”), which was approved by the Company’s shareowners in 1997 and 2005, executives (including the Named Executive Officers) can earn annual bonuses based on Company and business segment performance against goals established by the Compensation Committee at the beginning of the fiscal year.

     The annual incentive goals for fiscal year 2007 are based on the levels of EBITDA and free cash flow from continuing operations that are achieved for the year, measured against target levels specified in the Company’s annual operating plan (“AOP”). EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and free cash flow is defined as net cash provided by operating activities minus capital expenditures. The Compensation Committee chose these measures because they are commonly used by the investment community to analyze operating performance and entity valuation and, as such, they are factors in the value of shareowners’ investment in the Company. The EBITDA and free cash flow targets are tied to the AOP, rather than to prior periods’ results, to provide incentives that are primarily driven by actual performance and not by the effect of industry cycles.

     AOP target levels of EBITDA and free cash flow are “stretch” goals that are determined based on management’s analysis and estimates of, among other things, market forecasts, competitive climate, customer relations, costs of doing business, capital expenditures and likelihood of occurrence of identified risks and opportunities. The elements making up these targets are established by management, and reviewed by the Board, based on confidential information and projections. These targets are intended to be “best case” goals to which management can aspire; they do not correlate with, and are significantly higher than, the Company’s “most likely case” earnings guidance that is publicly disclosed. AOP targets are intended to be difficult, but not impossible, to attain.

     The Compensation Committee also established target awards, stated as a percentage of base salary, for key employees, including the Named Executive Officers. The percentage applicable to a Named Executive Officer, and other executive officers, is determined by his salary band (as discussed above under “Overview and Analysis”). Based on these salary bands, target awards for fiscal year 2007 were 100% of base salary for Mr. McClure; 65% for Messrs. Donlon, Martens and Reinhardt; and 55% for Mr. Baker.

     For participants employed by a business segment, potential annual incentive bonuses are comprised of four components: one-fourth of potential payments is dependent on each of (a) the level of company-wide achievement of the EBITDA targets in the AOP, (b) the level of company-wide achievement of free cash flow targets in the AOP; (c) the level of business segment achievement of EBITDA targets in the AOP; and (d) the level of business segment achievement of free cash flow targets in the AOP. For participants with corporate-wide responsibilities (including Messrs. McClure, Donlon and Baker), awards are based on only the first two components, (a) and (b).

     To determine the amounts that are paid as bonuses, performance is measured against AOP goals for each of the applicable components of the award calculation. No payouts are made with respect to any part of the calculation in which performance is less than 70% of AOP goals. For each part of the calculation for which performance exceeds that threshold, the portion of an individual’s target award that is paid out is dependent on, and increases with, the percentage of the AOP goal that is achieved. Total payout for an individual cannot exceed 200% of his target award. The following chart summarizes payout calculations for each portion of the incentive payment:

	Performance as a Percentage		Payout as a Percentage
	of Annual Operating Plan		of Target
Threshold for Payment	70%		25%
	80		50
	90		75
Target Payment	100		100
	110		150
Maximum Payment	120	or higher	200

     The Committee also has discretion to adjust any award (either upward or downward), or to make an additional award, to reflect individual performance or special achievements. However, any discretionary increase in an award, or special award, to a Named Executive Officer could have tax consequences under Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), as described below.

     The Compensation Committee made annual incentive bonus awards to the Named Executive Officers, based on the achievement of the above performance objectives, with respect to fiscal year 2007. The Committee adjusted the award calculations to exclude the emissions technologies business (which was divested in fiscal year 2007) from the AOP numbers; to include the light vehicle ride control business (which was moved from discontinued operations to continuing operations during the year) in the AOP numbers; and to eliminate the effects of restructuring programs (which has been the Committee’s practice in past years).

     See the table under the heading Grants of Plan-Based Awards for information on the target and maximum awards for each Named Executive Officer for fiscal year 2007, and see the column headed “Non-Equity Incentive Plan Compensation” and the related footnote in the table under Summary Compensation Table for information on actual annual incentive bonus payments made with respect to fiscal year 2007. Total payouts of annual incentive bonuses for fiscal year 2007, as a percentage of base salary, were 37% for Mr. McClure; 24% for Mr. Donlon; 58% for Mr. Martens; 25% for Mr. Reinhardt; and 20% for Mr. Baker.

     In addition, the Compensation Committee made a special award of $75,000 to Mr. Baker for fiscal year 2007 in recognition of his efforts in completion of the sale of the Company’s emissions technologies business in the third quarter of the fiscal year. This special bonus is included in the column headed “Bonus” in the table under Summary Compensation Table below. As has been the practice in prior years, the Compensation Committee also provided a pool of $490,000 to be awarded by the Chief Executive Officer to individual employees on the basis of outstanding performance or significant achievements, none of which was allocated to the Named Executive Officers.

     Under the terms of the Company’s Deferred Compensation Plan, an executive may elect to defer receipt of all or a portion of payouts of his annual incentive bonus. Deferred bonuses accrue interest during the deferral period and are paid out either in a lump sum or in not more than ten annual installments, as elected by the executive, beginning the year after termination of employment. None of the Named Executive Officers has elected to defer his 2007 annual incentive bonus.

     Long-Term Incentives

     Overview. The Compensation Committee provides long-term incentives to key employees, including the Named Executive Officers, that are tied to various performance or service objectives over three-year cycles. Each year, the Compensation Committee considers the types of award vehicles to be used and the performance or service objectives and targets on which payout of each type of award depends. Long-term incentive awards have been made over the past three years under the Company’s 1997 Long-Term Incentives Plan, as amended (“1997 LTIP”), which was approved by the Company’s shareowners in 1997 and 2005, and Stock Benefit Plan, as amended. These two plans were terminated as of January 26, 2007, when the Company’s shareowners approved the 2007 Long-Term Incentive Plan to govern awards going forward.

     The Compensation Committee selects the types and mix of awards for long-term incentives each year after reviewing the consultant’s report and survey data on peer group compensation, market practices, shares available for grant under the Company’s long-term incentive plans, and goals to be achieved. The Compensation Committee has used a combination of three types of awards in the past three years, as described below. Each type of award is either equity-based or is tied to metrics that reward creation of shareowner value, which is intended to align management’s interests with those of shareowners.

  Performance Shares. Performance shares are units valued by reference to a designated number of shares of Common Stock. The Compensation Committee grants a target number of performance shares and establishes performance objectives that, for recent grants, have been based on the Company’s return on invested capital (“ROIC”) over a three-year performance period. ROIC is defined to mean the sum of the Company’s net income for the three years in the performance cycle (before cumulative effect of accounting changes, gains and losses on sale of businesses, minority interest, tax-effected interest expense and tax-effected restructuring expense) divided by the sum of the average invested capital (total debt, including preferred capital securities, minority interests and shareowners’ equity) for the three fiscal years in the performance period. The Compensation Committee selected this performance measure because ROIC improvement was a key corporate focus, which was communicated to investors and analysts on a regular basis. Improvements in ROIC are believed to help the Company achieve higher margins, stronger cash flow and debt reduction.

  Participants earn awards at the end of the three-year performance period based on actual performance against target levels of ROIC. Award payments can vary from 0% to 200% of the target award of shares, and no awards will be earned unless the Company’s return on invested capital is at least a stated threshold percentage over the period. No dividends or dividend equivalents are paid or accrued prior to payout of the performance shares. The value of the earned award may be paid out in the form of Common Stock, cash or any combination thereof, in the discretion of the Compensation Committee. The following chart summarizes the potential payouts at different levels of ROIC for grants in the past three years:

	ROIC over Performance Period ending September 30,			% of Award Earned
	2007	2008	2009	and Paid Out
Threshold for Payout	8%	9%	10%	50%
Target Payout	10.5%	11.5%	12.5%	100%
Maximum Payout	13% or higher	14% or higher	15% or higher	200%

  Awards under Cash Performance Plans. When the Compensation Committee establishes a performance plan, it designates a three-year performance period and establishes performance objectives for the plan. Objectives for recent grants are based on the Company’s total shareholder return (“TSR”) over the performance period compared to that of a selected group of other automotive suppliers. TSR is defined to reflect cumulative stock price appreciation plus dividends paid over the period. The Compensation Committee chose TSR as a performance measure because it assesses the Company’s shareowner value creation relative to other companies in the same industry. The application of the stock price multiplier, as described below, further ties payments to stock price appreciation.

  The Compensation Committee also establishes target awards, stated as dollar amounts, for each of the Named Executive Officers under each performance plan. Participants can earn awards at the end of the three-year performance period, which may vary from 0% to 300% of target awards, based on actual performance against specified levels. No awards under this plan may be earned unless the Company’s TSR over the period is at or above the 35th percentile relative to the comparator group of automotive suppliers. If TSR is negative, the maximum earned award is 100% of the target award. The award payments are further multiplied by the percentage change in the price of ArvinMeritor Common Stock over the three-year performance period, which may increase the payment finally awarded up to a maximum of 200% of the original amount or reduce it down to a minimum of 50% of the original amount. No earnings are accrued or paid on these awards. At the discretion of the Compensation Committee, payments may be made wholly or partly by delivering shares of Common Stock valued at the fair market value on the last trading day of the week preceding the day the Compensation Committee determines to make payments in the form of shares. The following chart summarizes the potential payouts at different levels of performance:

			Range of Possible
	TSR Relative to the	Percentage of Target	Percentages Earned After
	Comparator Group over	Award Earned	Giving Effect to Stock
	the Performance Period	and Paid Out	Price Multiplier
Threshold for Payout	35th percentile	25%	12.5– 50%
Target Payout	50th percentile	100%	50 – 200%
	75th percentile	200%	100 – 400%
Maximum Payout	90th percentile	300%	150 – 600%
	or higher

  Restricted Shares. The Compensation Committee grants restricted shares of Common Stock that are subject to forfeiture if the grantee does not continue as an employee of ArvinMeritor or a subsidiary or affiliate for a restricted period of at least three years (subject to certain exceptions in the event of death or retirement). Restricted shares have all the attributes of outstanding shares during the restricted period, including voting and dividend rights, except that the shares are held by the Company and cannot be transferred by the grantee. Cash dividends during the restricted period are reinvested in additional restricted shares of Common Stock, which will vest or be forfeited at the same time as the underlying shares.

     The amount of the target award under cash incentive plans, and the number of performance and restricted shares awarded to each Named Executive Officer, is determined based on his salary band, as described above under “Overview and Analysis.”

     Fiscal Year 2007 Payouts. In fiscal year 2005, the Compensation Committee provided long-term incentives to Messrs. McClure, Donlon and Baker under the 1997 LTIP in the form of grants of performance shares and target awards under a three-year cash performance plan for the period ended September 30, 2007. Each type of grant represented one-half of the total value of the long-term incentive opportunity awarded to the individual in that year, based on an assumed share price of $20 per share. The allocation among the two types of grants was intended to equally reward achievement with respect to the two types of performance objectives.

     At the time of their hire in fiscal year 2006, Messrs. Martens and Reinhardt were granted pro rata target awards under the 2005-2007 cash performance plan, based on the portion of the three-year performance period during which they were employed.

     After the end of fiscal year 2007, the Compensation Committee reviewed achievement of objectives and approved payouts with respect to these long-term incentives as follows:

  Performance Shares. The Compensation Committee reviewed the Company’s ROIC over the performance period and approved payout of 78% of each grant of performance shares. ROIC for the performance period was 9.7%, which is between two of the listed percentages, and straight line interpolation was used to determine the percentage of the award of performance shares that was earned and paid out. The remainder of each target grant of performance shares was forfeited. Payouts were in the form of one share of Common Stock for each performance share earned, rounded to the nearest full share. The shares delivered in payment of performance shares in fiscal year 2007 are included in the table under the heading Options Exercised and Stock Vested below.

  Cash Performance Plans. The Compensation Committee reviewed the Company’s TSR for the performance period compared to those of the comparator group, and made cash awards in accordance with this performance. TSR was 6.8%, which is in the 50th percentile of the peer group. Application of the stock price multiplier decreased the amounts paid out by 0.38%. Payments were made in cash. See the column headed “Non-Equity

Incentive Plan Compensation” and the related footnote in the table under Summary Compensation Table for information on actual cash payments made under the 1997 LTIP with respect to fiscal year 2007 for each Named Executive Officer. The comparator group of companies for this grant includes American Axle & Manufacturing, Inc., Borg Warner Inc., Caterpillar Inc., Collins & Aikman Corporation, Cummins Inc., Deere & Company, Dana Corporation, Delphi Corporation, Dura Automotive Systems, Inc., Eaton Corporation, GenCorp Inc., Goodyear Tire & Rubber Co., Intermet Corporation, Johnson Controls, Inc., Lear Corporation, Modine Manufacturing Co., Navistar International Corporation, PACCAR Inc., Tenneco Inc., Tower Automotive Inc., TRW Automotive Holdings Corporation and Visteon Corporation.

     Fiscal Year 2007 Awards. In fiscal year 2007, long-term incentives were provided to the Named Executive Officers in the form of grants of restricted shares of Common Stock, performance shares and target awards under cash performance plans, as described below. Each type of equity grant represents one-fourth, and the cash performance plan represents one-half, of the total value of the long-term incentive opportunity for the individual in that year, based on an assumed share price of $15 per share. The allocation among the three types of grants was intended to primarily reward achievement with respect to the two types of performance objectives, but also to reward continued employment, without regard for performance levels, during a difficult period in the automotive industry.

  Performance Shares. The Compensation Committee granted performance shares to the Named Executive Officers and established performance objectives with respect to these grants based on the Company’s ROIC, as described above, over a three-year performance period ending September 30, 2009. Payouts, if any, are expected to be in the form of one share of Common Stock for each performance share earned. No dividends or dividend equivalents are paid or accrued prior to payout of the performance shares.

  Restricted Shares. The Compensation Committee awarded restricted shares of Common Stock to the Named Executive Officers that will vest upon the grantee’s continued employment with ArvinMeritor through the end of the three-year restricted period, which will end on December 1, 2009. Pursuant to the terms of the grant, cash dividends on these restricted shares during the restricted period are reinvested in additional restricted shares of Common Stock, which will vest or be forfeited at the same time as the underlying shares.

  Cash Performance Plans. The Compensation Committee established a performance plan with a three-year performance period ending September 30, 2009, granted target awards, expressed as cash payments, to the Named Executive Officers and established performance objectives for the plan based on the Company’s TSR, as described above. No earnings are accrued or paid on these awards. The comparator group of companies for this grant includes American Axle & Manufacturing, Inc., Borg Warner Inc., Caterpillar Inc., Cooper Tire & Rubber Company, Cummins Inc., Deere & Company, Eaton Corporation, GenCorp Inc., Goodyear Tire & Rubber Co., Johnson Controls, Inc., Lear Corporation, Modine Manufacturing Co., Navistar International Corporation, PACCAR Inc., Tenneco Inc., The Timken Company, TRW Automotive Holdings Corporation and Visteon Corporation.

     See the table under the heading Grants of Plan-Based Awards for information on the specific grants of performance shares, restricted shares and cash awards under performance plans to each of the Named Executive Officers in fiscal year 2007.

     All long-term incentive grants were approved by the Compensation Committee at its meeting held on November 13, 2006. The Compensation Committee’s current practice with respect to timing of annual equity-based awards is to establish December 1 as the standard grant date, whenever possible. As a result, all equity-based long-term incentive awards were effective December 1, 2006.

     The timing of the grant date does not impact the terms of the grant of restricted shares or performance shares. However, under SFAS No. 123R, the Company measures the fair value of stock-based awards, which is recognized in the Company’s financial statements, based on the market value of the Common Stock on the grant date. The purpose of establishing a standard grant date is to avoid any issue of whether a grant precedes or follows public disclosure of material information. The Company normally announces its fiscal year earnings in mid-November, and use of December 1 as a standard grant date provides the market sufficient time to absorb and reflect the information, whether positive or negative, prior to measurement of fair value for accounting purposes.

     Pension and Retirement Plans. The Company maintains a tax-qualified defined contribution savings plan, as well as a supplemental savings plan that provides for contributions without regard to the limitations imposed by the IRC on qualified defined contribution plans. All of the Named Executive Officers may participate in the Company’s qualified and supplemental savings plans on the same basis as other eligible employees.

     Under the qualified savings plan, a participant can defer up to 20% of his eligible pay, on a before-tax or after-tax basis, subject to annual IRC limits, and the Company matches deferrals at the rate of 100% on the first 3% and 50% on the next 3% of eligible pay. “Eligible pay” includes base salary and annual bonus under the ICP. If an executive elects to participate in the supplemental savings plan, he can continue to contribute on a before-tax basis, even though his qualified savings plan contributions or his eligible pay have reached the annual IRC limits. Both participant contributions and Company matching contributions to the qualified and supplemental savings plans are always 100% vested.

     The Named Executive Officers participate in both the qualified and supplemental savings plans. Employee contributions made by Named Executive Officers to the savings plans in fiscal year 2007 are included in the column headed “Salary”, and the Company’s matching contributions are included in the column headed “All Other Compensation,” in each case in the table under Summary Compensation Table below.

     The Company maintains a tax-qualified, non-contributory defined benefit pension plan that covers eligible employees hired before October 1, 2005, and a supplemental pension plan that provides benefits to the participants without regard to the limitations imposed by the IRC on qualified pension plans. Messrs. McClure, Donlon and Baker participate in these plans on the same basis as other employees, except that, pursuant to the terms of his employment agreement, Mr. McClure earns two years of pension service for each year he is employed. The present value of accumulated pension benefits for these Named Executive Officers is reported in the table under the heading Pension Benefits below.

     Employees hired on or after October 1, 2005, including Messrs. Martens and Reinhardt, are not eligible to participate in the defined benefit pension plans, and the Company instead makes additional contributions each year (ranging from 2% to 4% of base salary, depending on age) to their accounts in the Company’s qualified and supplemental savings plans. The amounts contributed by the Company to the savings plans on behalf of Messrs. Martens and Reinhardt as pension contributions are included in the column headed “All Other Compensation” in the table under Summary Compensation Table below.

     Benefits under the Company’s defined benefit pension plans will be frozen, beginning January 1, 2008, and replaced with additional annual Company contributions (ranging from 2% to 4% of base salary, depending on age) to the savings plans for the accounts of eligible employees, including Messrs. McClure, Baker and Donlon. See Pension Benefits below for further information on this change.

     Perquisites. In fiscal year 2006, the Compensation Committee determined to phase out most perquisite programs (including company cars, club memberships, and reimbursement for financial services) and related gross-ups for payment of income taxes, and replace them with uniform cash payments (see the column headed “All Other Compensation” in the table under Summary Compensation Table below). As a result, the only perquisites that were received by the Named Executive Officers in fiscal year 2007 were: (a) Company-paid executive physicals for Messrs. McClure, Donlon and Martens; (b) Company-paid excess liability insurance policies for officers; (c) Mr. McClure’s use of a company car for part of the fiscal year, a benefit related to his purchase of his company car, and the related gross-up; (d) use of company-provided aircraft by Mr. McClure’s spouse when she accompanied him on business-related trips; (e) minor personal entertainment expenses; (f) reimbursement of Messrs. McClure, Baker, Martens, and Reinhardt for club dues, and the related gross-up during the phase-out period; and (g) reimbursement of Mr. Reinhardt for the cost of financial services, and the related gross-up during the phase-out period, each as reported under the column headed “All Other Compensation” and the related footnote in the table under Summary Compensation Table below.

     Health and Welfare Benefits. The Company maintains health and welfare benefits, including medical, dental, vision, disability and life insurance programs, and the Named Executive Officers are entitled to participate in these programs on the same basis as other employees. Providing these benefits is necessary for the Company to remain competitive with other employers.

     Employment Agreements and Retention Awards. The Compensation Committee believes it is appropriate to enter into agreements with executive officers relating to certain terms of their employment (including the effects of termination without cause), and in some cases to make special retention awards of service-based restricted shares of Common Stock. The purpose of these agreements and awards is to provide incentives to attract candidates for officer positions and to motivate key individuals to continue their services. The current employment agreements with the Named Executive Officers are described below under the heading Employment Agreements. Special retention awards of restricted shares of Common Stock made to Messrs. Donlon, Baker, Martens, and Reinhardt, which had not yet vested, are reported under the column headed “Stock Awards – Number of Shares or Units of Stock That Have Not Vested” and the related footnote in the table under Outstanding Equity Awards at Fiscal Year-End 2007.

Stock Ownership Guidelines

     As noted above, alignment of the financial interests of ArvinMeritor’s key executives with those of its shareowners is a fundamental objective of the Compensation Committee’s program and helps to carry out its “pay for performance” philosophy. Accordingly, it has set minimum ownership guidelines that require each officer and other executive to own the following number of shares of ArvinMeritor Common Stock:

Minimum Number of Shares Owned
• Chief Executive Officer	250,000
• Business Presidents and Chief Financial Officer	75,000
• Other Executive Officers in Salary Grades 25 and above	50,000
• Other Executive Officers	25,000
• Other Executives subject to the guidelines	10,000

     Shares owned directly (including restricted shares of Common Stock) or through savings plans of ArvinMeritor are considered in determining whether an executive meets the ownership guidelines. Shares subject to unexercised stock options are not considered. Unearned performance shares are included to the extent of 50% of target awards.

     The ownership guidelines provide a transition period during which executives may achieve compliance. In general, this period ends as of the date that is five years after the date the ownership guidelines become applicable to the executive. As of October 31, 2007, three of the Named Executive Officers have satisfied their ownership requirements, and the remaining two Named Executive Officers are within the transition period for compliance.

Tax Deductibility of Executive Compensation

     Section 162(m) of the IRC generally limits the deductibility of compensation paid to each Named Executive Officer to $1,000,000 per year. An exception to this rule exists for any compensation that is “performance based,” as defined in the IRC. Annual and long-term incentive awards are designed to be “performance based” for purposes of Section 162(m) and would not be subject to the deductibility limit. However, salaries, service-based restricted shares, special employment and retention incentives, and special annual bonus payments do not qualify as “performance based” compensation for this purpose.

     Although the Compensation Committee’s policy is to structure compensation arrangements when possible in a manner that will avoid limits on deductibility, it is not a primary objective of the Company’s compensation program. In the view of the Committee, meeting the objectives stated above is more important than the ability to deduct the compensation for tax purposes.

Cautionary Statement

     The information appearing in this Compensation Discussion and Analysis, and elsewhere in this proxy statement, as to performance metrics, objectives and targets relates only to incentives established for the purpose of motivating executives to achieve results that will help to enhance shareowner value. This information is not related to the Company’s expectations of future financial performance, and should not be mistaken for or correlated with any guidance issued by the Company regarding its future earnings, free cash flow or other financial measures.

SUMMARY COMPENSATION TABLE

     The information set forth below reflects compensation, from all sources, awarded to, earned by or paid to our chief executive officer, chief financial officer, and the other three most highly compensated executive officers of the Company for the fiscal year ended September 30, 2007 (“Named Executive Officers”). The compensation reported below is for services rendered in all capacities to ArvinMeritor and its subsidiaries.

							Change in Pension Value
						Non-Equity	and Non-Qualified
				Stock	Option	Incentive Plan	Deferred Compensation	All Other
	Fiscal	Salary[2]	Bonus[3]	Awards[4]	Awards[5]	Compensation[6]	Earnings[7]	Compensation[8]	Total
Name and Principal Position[1]	Year	($)	($)	($)	($)	($)	($)	($)	($)
Charles G. McClure, Jr.	2007	$1,083,333	$0	$1,368,507	$192,500	$1,652,000	$467,312	$162,517	$4,926,169
Chairman of the Board,
Chief Executive Officer
and President (principal
executive officer)
James D. Donlon, III	2007	653,500	0	513,967	0	663,945	178,804	90,878	2,101,094
Executive Vice President
and Chief Financial Officer
(principal financial officer)
Vernon G. Baker, II	2007	454,250	75,000	467,606	9,500	395,463	96,104	91,487	1,589,410
Senior Vice President and
General Counsel
Philip R. Martens	2007	550,000	0	266,115	0	494,799	0	95,378	1,406,292
Senior Vice President and
President, Light Vehicle
Systems
Carsten J. Reinhardt	2007	500,000	0	213,163	0	297,150	0	330,923	1,341,236
Senior Vice President and
President, Commercial
Vehicle Systems
____________________

1     The table reflects the positions held with ArvinMeritor at September 30, 2007. Prior to July 2007, Mr. Donlon served as Senior Vice President and Chief Financial Officer.

2     This column includes amounts contributed by the Named Executive Officers to the Company’s tax-qualified 401(k) savings plan and the related nonqualified supplemental savings plan (see Non-qualified Deferred Compensation below).

3     This column includes a special award made to Mr. Baker in recognition of a special achievement during the fiscal year. See Compensation Discussion and Analysis above.

4     This column includes the amount of compensation cost that was recognized for financial reporting purposes for fiscal year 2007 for performance shares and restricted shares of Common Stock, in accordance with FAS 123R. These amounts include costs with respect to awards made in fiscal years 2007, 2006, 2005 and 2004, adjusted to eliminate estimates of forfeitures related to service-based vesting conditions. A portion of the performance shares granted in fiscal year 2005, representing 22% of each target award, was forfeited after the end of the three-year performance period. These forfeitures are not reflected in the amount reported in this column. See Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End 2007 below for further information on the terms of these grants. Information on the assumptions used in valuation of the grants is included in Note 19 of the Notes to Consolidated Financial Statements in the Form 10-K, which is incorporated herein by reference. These amounts may not reflect the actual value realized upon vesting or settlement.

5     In accordance with FAS 123R, the Company recognizes compensation cost with respect to the unvested portion of stock options. All stock options issued by the Company vest over a three year period. The Company has not granted stock options since fiscal year 2004. Information on the assumptions used in valuation of the grants is included in Note 19 of the Notes to Consolidated Financial Statements in the Form 10-K, which is incorporated herein by reference. These amounts may not reflect the actual value realized upon exercise, if any.

6     This column includes cash payouts under (a) a cash performance plan established pursuant to the 1997 LTIP with respect to a three-year performance period ended September 30, 2007, and (b) the ICP with respect to annual bonuses for fiscal year 2007, in the following amounts:

Name	1997 LTIP Payout	ICP Payout
Charles G. McClure, Jr.	$1,245,000	$407,000
James D. Donlon, III	498,000	165,945
Vernon G. Baker, II	298,800	96,663
Philip R. Martens	174,300	320,499
Carsten J. Reinhardt	174,300	122,850

No earnings were paid or accrued on outstanding awards during the fiscal year. All payouts were in the form of cash. (See Compensation Discussion and Analysis above and Grants of Plan-Based Awards below for information on long-term incentive target awards made in fiscal year 2007 for the three-year performance period ending in fiscal year 2009 and annual bonus targets for fiscal year 2007.)

[7]

This column includes the change in actuarial present value of accumulated pension benefits of the Named Executive Officers under all defined benefit and actuarial pension plans accrued during the period between the pension plan measurement dates used for financial statement reporting purposes (June 30) for the reported fiscal year and the prior year. There were no above-market or preferential earnings on compensation that was deferred on a basis that is not tax-qualified during the fiscal year for the Named Executive Officers. See Pension Benefits below for information on years of service and accumulated pension benefits for Messrs. McClure, Donlon and Baker under the Company’s tax-qualified and non-qualified defined benefit retirement plans. Messrs. Martens and Reinhardt are not eligible to participate in these plans.

[8]

This column includes: (a) for Mr. Reinhardt, a special cash payment of $250,000 in fiscal year 2007 pursuant to the terms of his employment agreement, as described below under the heading Employment Agreements; (b) amounts contributed by the Company to the accounts of the Named Executive Officers under the employee savings plan and related supplemental savings plan, including additional amounts contributed for Messrs. Martens and Reinhardt in lieu of their participation in the Company’s defined benefit retirement plans (see Pension Benefits below); (c) payments made during fiscal year 2007 on behalf of the Named Executive Officers in connection with the Company’s program for matching gifts to educational institutions; (d) cash allowances in lieu of perquisites (see Compensation Discussion and Analysis – Elements of the ArvinMeritor Compensation Program – Components – Perquisites above); (e) the value of perquisites; (f) amounts reimbursed to the Named Executive Officers for the payment of income taxes on the value of perquisites (“gross-ups”); and (g) dividends on unvested restricted shares that were not factored into the grant date fair value reported in the table under the heading Grants of Plan-Based Awards; in each case, in the amounts disclosed in the table below:

Type of Compensation	McClure	Donlon	Baker	Martens	Reinhardt
Employer savings plan contributions	$36,938	$48,826	$32,619	$41,250	$35,000
Matching gifts to educational institutions	$5,000	$0	$0	$0	$0
Cash allowances in lieu of perquisites	$14,250	$23,728	$24,000	$24,000	$24,000
Perquisites*:
● Use of company car	$14,537	$0	$0	$0	$0
● Club dues	7,975	0	7,940	5,985	3,250
● Financial services	0	0	0	0	2,250
● Benefit related to lease car purchase	13,292	0	0	0	0
● Group excess liability insurance premium	4,100	1,025	1,025	1,025	1,025
● Spousal use of company aircraft	5,476	0	0	0	0
● Company-paid physical examination	1,000	1,050	0	1,340	0
● Personal entertainment	229	229	229	229	229
Total perquisites	$46,609	$2,304	$9,194	$8,579	$6,754
Gross-ups	$23,526	$0	$5,136	$3,871	$3,540
Dividends on unvested restricted shares	$36,194	$16,020	$20,538	$17,678	$11,629
____________________

*

The perquisite listed as “Benefit related to lease car purchase” is valued by calculating the difference between the price paid by the employee to purchase the car and the market price of the car on the date of purchase. “Spousal use of company aircraft,” which involves spouses accompanying Named Executive Officers on business-related trips, is valued at the cost of a full-fare coach class seat on a commercial flight to the same destination. Each other perquisite is valued at its actual cost to the Company. The Compensation Committee has determined to phase out most perquisite programs and related gross-ups. See Compensation Discussion and Analysis above.

GRANTS OF PLAN-BASED AWARDS

     The Compensation Committee made the following grants to the Named Executive Officers under the ICP, the 1997 LTIP and the 1998 Stock Benefit Plan (“SBP”) in fiscal year 2007. No consideration was paid by the Named Executive Officers for these awards. No stock options were granted to the Named Executive Officers in fiscal year 2007.

					Estimated Future Payouts Under			Estimated Future Payouts			All
			Date of		Non-Equity Incentive Plan			Under Equity Incentive Plan			Other
			Compen-			Awards[1]			Awards[2]		Stock	Grant Date
			sation					Threshold	Target	Maximum	Awards	Fair Value
	Plan	Grant	Committee	Type of	Threshold	Target	Maximum	(# of	(# of	(# of	(# of	of Stock
Name	Name	Date	Action	Award	($)	($)	($)	shares)	shares)	shares)	shares)[3]	Awards[4]
Charles G. McClure, Jr.	1997	12/1/06[5]	11/13/06	Performance	—	—	—	0	55,000	110,000	—	$952,600
	LTIP			shares
	SBP	12/1/06[5]	11/13/06	Restricted	—	—	—	—	—	—	55,000	952,600
				shares
	1997	—	—	Cash perfor-	$0	$1,500,000	$4,500,000	—	—	—	—	—
	LTIP			mance plan
				targets
	ICP	—	—	Annual	0	1,100,000	2,200,000	—	—	—	—	—
				incentive plan
				targets
James D. Donlon, III	1997	12/1/06[5]	11/13/06	Performance	—	—	—	0	18,500	37,000	—	320,420
	LTIP			shares
	SBP	12/1/06[5]	11/13/06	Restricted	—	—	—	—	—	—	18,500	320,420
				shares
	1997	—	—	Cash perfor-	0	500,000	1,500,000	—	—	—	—	—
	LTIP			mance plan
				targets
	ICP	—	—	Annual	0	448,500	897,000	—	—	—	—	—
				incentive plan
				targets
Vernon G. Baker, II	1997	12/1/06[5]	11/13/06	Performance	—	—	—	0	11,000	22,000	—	190,520
	LTIP			shares
	SBP	12/1/06[5]	11/13/06	Restricted	—	—	—	—	—	—	11,000	190,520
				shares
	1997	—	—	Cash perfor-	0	300,000	900,000	—	—	—	—	—
	LTIP			mance plan
				targets
	ICP	—	—	Annual	0	261,250	522,500	—	—	—	—	—
				incentive plan
				targets
Philip R. Martens	1997	12/1/06[5]	11/13/06	Performance	—	—	—	0	18,500	37,000	—	320,420
	LTIP			shares
	SBP	12/1/06[5]	11/13/06	Restricted	—	—	—	—	—	—	18,500	320,420
				shares
	1997	—	—	Cash perfor-	0	500,000	1,500,000	—	—	—	—	—
	LTIP			mance plan
				targets
	ICP	—	—	Annual	0	357,500	715,000	—	—	—	—	—
				incentive plan
				targets
Carsten J. Reinhardt	1997	12/1/06[5]	11/13/06	Performance	—	—	—	0	18,500	37,000	—	320,420
	LTIP			shares
	SBP	12/1/06[5]	11/13/06	Restricted	—	—	—	—	—	—	18,500	320,420
				shares
	1997	—	—	Cash perfor-	0	500,000	1,500,000	—	—	—	—	—
	LTIP			mance plan
				targets
	ICP	—	—	Annual	0	325,000	650,000	—	—	—	—	—
				incentive plan
				targets

[1]

These columns include target amounts for awards under three-year cash performance plans established pursuant to the 1997 LTIP, and target amounts for annual incentive awards under the ICP. Potential payout amounts for target and maximum performance are expressed as dollar amounts and, in the case of 1997 LTIP cash performance plans, are stated before application of the stock price change multiplier. See Compensation Discussion and Analysis above for further information on the terms of ICP and 1997 LTIP awards in fiscal year 2007. Actual ICP payouts for fiscal year 2007 are reported in the column headed “Non-Equity Incentive Plan Compensation” and the related footnote under Summary Compensation Table above. Awards may, at the discretion of the Compensation Committee, be paid out in the form of shares of Common Stock, with the number of shares determined based on the market price at the time of payout.

[2]

These columns include grants of performance shares (see Compensation Discussion and Analysis above for information on the terms of these grants). Potential payout amounts for target and maximum performance are expressed as numbers of shares of Common Stock. Dollar value of performance share awards will depend on the number of shares issued in settlement of these awards and the market value of ArvinMeritor Common Stock at the time of settlement.

[3]	This column includes grants of service-based restricted shares of Common Stock (see Compensation Discussion and Analysis above).

[4]

This column includes the grant date fair value of performance shares and restricted shares of Common Stock granted in fiscal year 2007, computed in accordance with FAS 123R. Information on the assumptions used in valuation of the grants is included in Note 19 of the Notes to Consolidated Financial Statements in the Form 10-K, which is incorporated herein by reference. The value of dividends on restricted stock is not reflected in this calculation, and the amount of dividends paid on restricted shares in fiscal year 2007 is included in the column headed “All Other Compensation” in the table under Summary Compensation Table above.

[5]

The Compensation Committee’s current practice is to make all equity incentive awards approved at its November meeting effective as of the next December 1st, whenever possible. Accordingly, the grants of restricted shares and performance shares approved at the November 13, 2006 meeting were made effective on December 1, 2006. (See Compensation Discussion and Analysis above for further information.)

Employment Agreements

     2003 Employment Letters. The then-current officers of the Company, including Mr. Baker, entered into employment letters with the Company in fiscal year 2003. Under the terms of these letters, if the Company terminates the executive’s employment without cause, the executive will receive:

  any accrued and unpaid compensation;

  monthly severance pay for a period of 18 to 36 months (determined case by case based on circumstances of termination and years of service);

  pro rata participation in the current year annual bonus and in the cash portion of only those existing long-term incentive cycles that began more than a year before the last day employed, based on the portion of the fiscal year or performance cycle that has elapsed as of the last day employed;

  continuation of health and welfare benefits (other than long-term and short-term disability coverage) throughout the severance period;

  extension of exercise period for stock options for three months after the end of the severance period (but not beyond the original option expiration date);

  pro rata vesting of all restricted shares based on the portion of the restricted period that has elapsed as of the end of the severance period;

  continuing accrual of credited service under the defined benefit pension plans during the severance period until the plans’ termination on December 31, 2007;

  outplacement services; and

  gross-up for any excise tax imposed in the event of termination after a change of control.

     Performance shares are not covered by the terms of these letters and would be forfeited upon any termination of employment without cause. “Cause” is defined as a continued and willful failure to perform duties; gross misconduct that is materially and demonstrably injurious to the Company; or conviction of or pleading guilty (or no contest) to a felony or to another crime that materially and adversely affects the Company.

     The executives also agreed to an 18-month non-solicitation provision, perpetual non-disclosure and confidentiality, and mandatory arbitration of disputes. The terms of these agreements are subject to modification to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code relating to deferred compensation.

     Individual Employment Letters. The other Named Executive Officers entered into individual employment letters at the time of their accepting employment with the Company, as described below.

     Mr. McClure accepted an employment letter in connection with his assuming the position of Chairman of the Board, Chief Executive Officer and President on August 9, 2004, providing for a specified annual salary. He was also granted stock options (see Outstanding Equity Awards at Fiscal Year-End 2007), restricted stock (which is now fully vested) and target awards for two three-year cash performance plans under the 1997 LTIP that ended September 30, 2005 and September 30, 2006. Further, in order to provide a comparable benefit to that provided by his former employer, Mr. McClure earns two years of credited service (but not vesting service) under the Company’s defined benefit retirement plans for each year served. (When participation in the defined benefit retirement plans is terminated on December 31, 2007, Mr. McClure will receive enhanced Company contributions to the defined contribution savings plans in lieu of this additional credited service, as described under the heading Pension Benefits below.) If Mr. McClure is terminated without cause in the first five years of his employment, he is entitled to 24 months of base salary as severance pay; two years of annual incentive awards at the targeted level; full and immediate vesting of all service-based restricted shares; pro rata vesting of performance shares, and pro rata participation in all outstanding cash performance plans, at the end of the performance period and in accordance with the terms of the grant, based on the portion of the performance period that had elapsed; and vesting of his accrued benefit under the Company’s defined benefit retirement plans. After the end of the five-year period, Mr. McClure will be subject to substantially the same severance provisions as other officers under the 2003 letters, as described above. However, except for payment of two years of annual target incentive awards, to which he will no longer be entitled, his severance benefits will not be less than they would have been during the initial five year period. In addition, the letter provides for a 24 month non-compete and non-solicitation period, and does not provide for gross-up for excise taxes in the event of termination after a change of control. Other terms of Mr. McClure’s employment letter are substantially consistent with the terms of the 2003 letters described above.

     In connection with his assuming the position of Senior Vice President and Chief Financial Officer on April 1, 2005, Mr. Donlon accepted an employment letter providing for a specified annual salary and full participation in the annual bonus under the ICP for 2005. He also received shares of performance-based restricted stock for the three-year cycle that ended September 30, 2006; performance shares for the three-year performance cycle that ended September 30, 2007 (see Options Exercised and Shares Vested below); target awards for the three-year cash performance plans under the 1997 LTIP that ended September 30, 2006 and September 30, 2007 (see the column headed “Non-Equity Incentive Plan Compensation” and the related footnote under Summary Compensation Table above for information on payouts for the period ending in 2007); and a special award of restricted shares that vest upon continued service for specified periods up to four years (see Outstanding Equity Awards at Fiscal Year-End 2007 below). The terms of Mr. Donlon’s letter relating to termination without cause differ from the 2003 letters in the following respects: (1) all unvested service-based restricted shares would vest in full immediately; and (2) any outstanding awards of performance shares would vest pro rata, and he would participate pro rata in all outstanding cash performance plans, at the end of the performance period and in accordance with the terms of the grant, based on the portion of the performance period that had elapsed at the termination of employment. In addition, the letter provides for a 24 month non-compete and non-solicitation period, and does not provide for gross-up for excise taxes in the event of termination after a change of control. Other terms of Mr. Donlon’s employment letter are substantially consistent with the terms of the 2003 letters described above.

     Messrs. Martens and Reinhardt accepted employment letters in 2006 in connection with their accepting their current positions with the Company. Under the terms of these letters, each received a specified annual salary, a special award of restricted shares that vest upon continued service for specified periods of three to five years (see Outstanding Equity Awards at Fiscal Year-End 2007 below), and target awards for the three-year cash performance plans under the 1997 LTIP ending September 30, 2007 and 2008 (see the column headed “Non-

Equity Incentive Plan Compensation” and the related footnote under Summary Compensation Table above for information on payouts for the period ending in 2007). The terms of these letters relating to termination without cause differ from the 2003 letters in the following respects: (1) the special award of service based restricted shares would vest in full immediately; (2) grants of any other restricted shares would be forfeited; and (3) they would participate pro rata in all outstanding cash performance plans, at the end of the performance period and in accordance with the terms of the grant, based on the portion of the performance period that had elapsed at the termination of employment. Mr. Reinhardt’s letter also provided for a special cash payment of $250,000 to be paid to him on February 1, 2007, 50% of which he will be obligated to repay if he voluntarily leaves the Company between the first and second anniversary of his employment. In addition, these letters provide for a 24 month non-compete and non-solicitation period, and do not provide for gross-up for excise taxes in the event of termination after a change of control. The terms of their employment letters are otherwise substantially consistent with the terms of the 2003 employment letters described above.

     See Potential Payments Upon Termination or Change in Control below for information on the amounts that would be payable to the Named Executive Officers if their employment had been terminated at the end of fiscal year 2007.

Description of Plan-Based Awards

     See Compensation Discussion and Analysis–Elements of the ArvinMeritor Compensation Program–Components–Annual Incentives and –Long-Term Incentives above for information on the types of plan-based awards that were made in fiscal year 2007 and are reported in the table above, the applicable performance objectives, and how payouts are calculated.

     See the column headed “Non-Equity Incentive Plan Compensation” and the related footnote in the table under Summary Compensation Table above for information on actual annual bonus payments made with respect to fiscal year 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

     The following unexercised stock options, unvested restricted shares of Common Stock and unvested performance shares were held by the Named Executive Officers as of September 30, 2007. The Named Executive Officers did not hold any unearned options awarded under equity incentive plans as of September 30, 2007.

	Option Awards				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
							Plan Awards:	Market or
						Market	Number of	Payout Value
					Number	Value of	Unearned	of Unearned
					of Shares	Shares or	Shares, Units	Shares, Units
	Number of securities				or Units of	Units of	or Other	or Other
	underlying unexercised		Option		Stock That	Stock That	Rights That	Rights That
	options[1]		Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)		Price	Expiration	Vested[2]	Vested[3]	Vested[4]	Vested[5]
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
Charles G. McClure, Jr.	100,000	0	$18.48	8/9/2014	—	—	—	—
	—	—	—	—	55,914	$940,473	—	—
	—	—	—	—	—	—	205,000	$3,448,100
James D. Donlon, III	—	—	—	—	34,730	584,159	—	—
	—	—	—	—	—	—	72,500	1,219,450

Vernon G. Baker, II	33,000	0	14.81	11/10/2010	—	—	—	—
	60,000	0	19.85	1/21/2012	—	—	—	—
	30,000	0	15.32	11/22/2012	—	—	—	—
	30,000	0	17.94	11/17/2013	—	—	—	—
	—	—	—	—	50,780	854,120	—	—
	—	—	—	—	—	—	43,000	723,260
Philip R. Martens	—	—	—	—	49,474	832,153	—	—
	—	—	—	—	—	—	18,500	311,170
Carsten J. Reinhardt	—	—	—	—	34,140	574,235	—	—
	—	—	—	—	—	—	18,500	311,170
____________________

[1]

This column includes options granted to the Messrs. McClure and Baker in fiscal year 2004 and earlier, all of which have vested. The Company has not granted stock options to employees since 2004, and Messrs. Donlon, Martens and Reinhardt do not hold any stock options.

[2]

This column includes the following separate grants of restricted shares of Common Stock that vest upon continuation of employment through the end of the restricted period. The number of shares held as of September 30, 2007 includes the original grant, plus additional shares of restricted stock purchased through reinvestment of dividends.

				Number
				of Shares
				Held as of
Name	Type of Grant	Grant Date	Vesting Date	9/30/07
Charles G. McClure, Jr.	Restricted shares	12/1/2006	12/1/2009	55,914

James D. Donlon, III	Restricted shares	12/1/2006	12/1/2009	18,807
	Restricted shares	4/20/2005	7,500 shares on each of	15,923
	(retention award)		4/1/2008 and 4/1/2009
			(plus shares acquired with
			reinvested dividends)

Vernon G. Baker, II	Restricted shares	12/1/2006	12/1/2009	11,183
	Restricted shares	7/25/2005	12,500 shares on each of	39,597
	(retention award)		7/25/2008, 7/25/2009 and
			7/25/2010
			(plus shares acquired with
			reinvested dividends)

Philip R. Martens	Restricted shares	12/1/2006	12/1/2009	18,807
	Restricted shares	9/11/2006	7,500 shares on each of	30,667
	(retention award)		9/11/2009 and 9/11/2010, and
			15,000 shares on 9/11/2011
			(plus shares acquired with
			reinvested dividends)

Carsten J. Reinhardt	Restricted shares	12/1/2006	12/1/2009	18,807
	Restricted shares	9/11/2006	3,750 shares on each of	15,333
	(retention award)		9/11/2009 and 9/11/2010, and
			7,500 shares on 9/11/2011
			(plus shares acquired with
			reinvested dividends)

[3]	Based on the number of shares held multiplied by the NYSE Closing Price on September 28, 2007 ($16.82 per share).

[4]	This column includes the following separate grants of performance shares. The number of shares held as of September 30, 2007 reflects the target amount of shares granted. The actual number of shares of Common Stock paid in settlement of performance shares depends on achievement of performance objectives and may vary from 0 to 200% of the target number of shares. (See Compensation Discussion and Analysis above for information on the performance objectives applicable to performance share grants.) No dividends or dividend equivalents are accrued or paid with respect to these shares prior to vesting.

				Target
				Number of
				Shares
				Held as of
Name	Type of Grant	Grant Date	Vesting Date	9/30/07
Charles G. McClure, Jr.	Performance shares	12/1/2006	9/30/2009	55,000
	Performance shares	12/7/2005	9/30/2008	82,000
	Performance shares	12/7/2004	9/30/2007	68,000 *

James D. Donlon, III	Performance shares	12/1/2006	9/30/2009	18,500
	Performance shares	12/7/2005	9/30/2008	27,000
	Performance shares	4/20/2005	9/30/2007	27,000 *

Vernon G. Baker, II	Performance shares	12/1/2006	9/30/2009	11,000
	Performance shares	12/7/2005	9/30/2008	16,000
	Performance shares	12/7/2004	9/30/2007	16,000 *

Philip R. Martens	Performance shares	12/1/2006	9/30/2009	18,500

Carsten J. Reinhardt	Performance shares	12/1/2006	9/30/2009	18,500
____________________

	*	A portion of these performance shares vested and were settled and paid out in shares of Common Stock on December 7, 2007. The number of shares vested and paid out for each individual equaled 78% of his target award. The remainder of these performance shares was forfeited. See Compensation Discussion and Analysis above for information on achievement of the performance objectives with respect to this award.

[5]	Based on the target number of shares granted multiplied by the NYSE Closing Price on September 28, 2007 ($16.82 per share).

OPTIONS EXERCISED AND STOCK VESTED

     The following table includes information with respect to: (a) shares of Common Stock earned by certain of the Named Executive Officers under the 1997 LTIP in connection with payout of performance shares for the three-year performance period ended September 30, 2007; and (b) service-based restricted shares of Common Stock held by certain of the Named Executive Officers that vested during the fiscal year ended September 30, 2007. The Named Executive Officers did not exercise any stock options during the 2007 fiscal year.

	Stock Awards
	Number of Shares
	Acquired on Vesting[1]
	(#)		Value Realized
Name of	Restricted	Performance	Upon Vesting[2]
Executive Officer	Shares	Shares	($)
Charles G. McClure, Jr.	53,595	53,040	$1,664,010
James D. Donlon, III	7,875	21,060	412,445
Vernon G. Baker, II	0	12,480	159,245
Philip R. Martens	0	0	0
Carsten J. Reinhardt	0	0	0
____________________

[1]	The number of shares acquired on vesting of restricted shares includes the number of restricted shares originally granted plus additional shares purchased periodically through reinvestment of quarterly dividends during the restricted period. The number of shares acquired on vesting of performance shares reflects the number of performance shares earned based on the level of the Company’s ROIC over the three-year performance period ended September 30, 2007 (see Compensation Discussion and Analysis – Elements of the ArvinMeritor Compensation Program – Components - Long-Term Incentives – Fiscal Year 2007 Payouts).

[2]	The amount in the table is based on the number of shares acquired upon vesting of restricted shares and performance shares, multiplied by the NYSE Closing Price on the date of vesting or, if not a trading day, on the trading day next preceding the date of vesting.

PENSION BENEFITS

     ArvinMeritor currently has a tax-qualified defined benefit retirement plan covering salaried and non-represented U.S. employees hired prior to October 1, 2005. Sections 401(a)(17) and 415 of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has established a supplemental non-qualified plan that authorizes the payment out of the Company’s general funds of any benefits calculated under provisions of the tax-qualified retirement plan that may be above limits under these sections.

     The following table shows the years of credited service and the actuarial present value of the accumulated benefit under ArvinMeritor’s qualified and nonqualified defined benefit retirement plans for Messrs. McClure, Donlon and Baker as of June 30, 2007 (the pension plan measurement date used for financial statement reporting purposes), assuming retirement at age 62. No payments were made during the fiscal year ended September 30, 2007. Because they were hired after October 1, 2005, Messrs. Martens and Reinhardt are not eligible to participate in the defined benefit retirement plans.

			Present Value
		Number of Years	of Accumulated
		Credited Service	Benefit[1]
Name of Executive Officer	Plan Name	(#)	($)
Charles G. McClure, Jr.	ArvinMeritor Retirement Plan	6 [2]	$58,038
	ArvinMeritor Supplemental	6 [2]	1,088,307
	Retirement Plan
James D. Donlon, III	ArvinMeritor Retirement Plan	2	72,242
	ArvinMeritor Supplemental	2	292,035
	Retirement Plan
Vernon G. Baker, II	ArvinMeritor Retirement Plan	8	153,218
	ArvinMeritor Supplemental	8	300,178
	Retirement Plan
Philip R. Martens	ArvinMeritor Retirement Plan	—	—
	ArvinMeritor Supplemental	—	—
	Retirement Plan
Carsten J. Reinhardt	ArvinMeritor Retirement Plan	—	—
	ArvinMeritor Supplemental	—	—
	Retirement Plan
____________________

[1]	Information on the valuation method and material assumptions applied in quantifying the present value of the current accrued benefits is included in Note 21 of the Notes to Consolidated Financial Statements in the Form 10-K, which is incorporated herein by reference.

[2]	Mr. McClure earns two years of credited service for each year served, pursuant to the terms of his employment agreement (see Employment Agreements above). The additional credited service increases the amount reported above as actuarial present value of accumulated benefit under the ArvinMeritor Supplemental Retirement Plan by $573,163.

     The plans provide for annual retirement benefits payable on a straight life annuity basis to participating employees, reduced to reflect the cost of Social Security benefits related to service with the Company. The amount of a participant’s annual benefit generally is calculated as 1.5% of the number that is the average of covered compensation for the highest five consecutive years of the ten years preceding retirement, multiplied by years of service, less the Social Security reduction.

     Covered compensation includes salary and annual bonus under the ICP (see the column headed “Salary” and the footnote to the column headed “Non-Equity Incentive Plan Compensation” under the heading Summary Compensation Table above). Covered compensation for fiscal year 2007 was $1,490,333 for Mr. McClure; $819,445 for Mr. Donlon; and $550,913 for Mr. Baker. The plan credits participants with service earned with ArvinMeritor and its predecessor companies, as applicable. The Company has not established a policy with respect to granting extra years of credited service. The plan also includes “grandfathering” provisions under which the retirement benefits payable to certain long-term employees will be adjusted in some cases to reflect differences between the benefits earned under the plan and those earned under predecessor plans of Arvin, Meritor or Rockwell.

     Participants may generally elect to retire under the plans any time after reaching age 55, with the annual benefit reduced by 6% for each year that the participant receives benefit payments prior to his reaching age 62. Mr. Donlon is currently eligible for early retirement under this provision.

     In the event of the participant’s death, the plans also provide for the payment of benefits to an employee’s surviving spouse or other beneficiary. The amount of the survivor’s benefit is 60% of the participant’s benefit under the nonqualified plan, and can range from 60% to 100% of the participant’s benefit under the qualified plan, depending on the participant’s election as to benefit payment options.

     See Note 21 of the Notes to Consolidated Financial Statements in the Form 10-K for information on the funded status of the qualified plan. The non-qualified plan is currently unfunded.

     New non-union employees hired on or after October 1, 2005, including Messrs. Martens and Reinhardt, are not eligible to participate in the defined benefit retirement plans. In addition, the defined benefit retirement plans have been amended, effective December 31, 2007, to provide that participation in the plans will terminate and benefits will be frozen for all participating employees as of specified dates. Most participating employees will cease accruing benefits effective January 1, 2008. Some participating employees, who either have at least 20 years of service or are age 50 or older with at least 10 years of service, will continue to accrue benefits for an additional transition period, ending June 30, 2011. None of the Named Executive Officers qualifies for this transitional accrual period. For those not eligible to participate in, or whose benefits have been frozen under, the defined benefit retirement plan, the Company makes additional defined contributions to the savings plans on behalf of these individuals, with the amount of the contribution depending on the individual’s salary and years of service.

     As noted above, Mr. McClure earned two years of credited service under the defined benefit retirement plans for each year served, pursuant to the terms of his employment agreement. The purpose of this additional accrual was to provide Mr. McClure with retirement benefits comparable to those he received at his last employer. To replace this provision when Mr. McClure’s participation in the defined benefit retirement plans ceases on December 31, 2007, the Company will make additional defined contributions to the savings plan on his behalf in an amount equal to five times what he would otherwise be entitled to receive.

NON-QUALIFIED DEFERRED COMPENSATION

     The following table reflects contributions made by the Named Executive Officers and the Company to the Company’s non-qualified supplemental savings plan in fiscal year 2007, together with earnings on the accounts of the Named Executive Officers under that plan during the fiscal year.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	contributions in	contributions in	earnings in	withdrawals/	balance at last
	last fiscal year[1]	last fiscal year[2]	last fiscal year[3]	distributions	fiscal year end
Name of Executive Officer	($)	($)	($)	($)	($)
Charles G. McClure, Jr.	$38,750	$24,750	$1,900	$0	$65,399
James D. Donlon, III	51,421	38,566	21,514	0	200,856
Vernon G. Baker, II	100,871	27,533	85,885	0	609,262
Philip R. Martens	36,292	22,469	4,626	0	67,227
Carsten J. Reinhardt	16,500	15,583	3,152	0	38,182
____________________

[1]	The amounts reported in this column are included in the amounts reported in the column headed “Salary” for 2007 under Summary Compensation Table above.

[2]	The amounts reported in this column are included in the amounts reported in the column headed “All Other Compensation” for 2007 under Summary Compensation Table above.

[3]	“Earnings” reflects changes in aggregate account value at the end of fiscal year 2007 compared to 2006 that do not result from contributions or distributions, including interest, dividends, appreciation or depreciation in stock price and similar items. None of these earnings are reported in the table under Summary Compensation Table.

Description of Non-Qualified Supplemental Savings Plan

     The ArvinMeritor Supplemental Savings Plan allows certain executives of the Company, including the Named Executive Officers, to defer amounts that cannot be contributed to the tax-qualified 401(k) plan due to deferral and compensation limits imposed by the IRC. Under the 401(k) plan, a participant can defer up to 20% of his eligible pay, on a before-tax or after-tax basis, subject to IRC limits, and the Company matches deferrals at the rate of 100% on the first 3% and 50% on the next 3% of eligible pay. “Eligible pay” includes base salary and annual bonus under the ICP. If an executive elects to participate in the Supplemental Savings Plan, he can continue to contribute on a before-tax basis, even though his 401(k) plan contributions or his eligible pay have reached the annual IRC limits. Both participant contributions and Company matching contributions to the Supplemental Savings Plan are always 100% vested.

     The Company also makes pension contributions to the 401(k) plan for certain employees who are not eligible to participate in the Company’s defined benefit retirement plans, and these contributions would be made to the Supplemental Savings Plan when eligible pay reaches statutory limits. Company pension contributions to the Supplemental Savings Plan vest 20% after two years of employment and 20% each year thereafter, with full vesting occurring after six years of employment.

     The plan administrator keeps track of contributions under the Supplemental Savings Plan as if they were invested in investment options selected by the participant. These options include a variety of mutual funds and Company Common Stock. Growth of the participant’s account depends on the investment results of the selected mutual funds and/or on the market price of, and the payment of dividends on, Company Common Stock. Earnings for each investment vehicle for fiscal year 2007 were as follows:

Name of Investment Fund	2007 Rate of Return
T. Rowe Price Prime Reserve Fund	4.92%
T. Rowe Price Stable Value Fund	4.39%
PIMCO Total Return Fund	5.68%
T. Rowe Price Retirement Income Fund	10.65%
T. Rowe Price Retirement 2010 Fund	13.91%
T. Rowe Price Retirement 2020 Fund	16.20%
T. Rowe Price Retirement 2030 Fund	17.80%
T. Rowe Price Retirement 2040 Fund	17.97%
AllianceBernstein Value Fund	12.74%
Goldman Sachs Structured International Equity Fund	25.50%
Lord Abbett Small-Cap Value Series	20.37%
T. Rowe Price Equity Index 500 Fund	16.07%
T. Rowe Price Equity Index Trust	16.34%
T. Rowe Price Growth and Income Fund	16.93%
T. Rowe Price Growth Stock Fund	19.88%
T. Rowe Price Mid-Cap Growth Fund	25.71%
ArvinMeritor Common Stock	20.69%

     Distributions from the Supplemental Savings Plan are made in cash under one of three options, as elected by the participant: (a) a lump sum payment six months following termination of employment; (b) a lump sum payment at the later of age 55 or six months following termination of employment; or (c) ten annual installments payable on January 1 of each year beginning the year after the later of age 55 or six months after termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The narrative and tables below describe and quantify potential compensation that could be paid to each of the Named Executive Officers by the Company upon termination of his employment as of September 30, 2007, voluntarily or for cause, without cause, upon a change of control, and upon retirement, death or disability. The amounts disclosed in the table are based on actual compensation through September 30, 2007 and estimates of future compensation. The actual amounts that could be paid to the Named Executive Officers are subject to a number of variables and can only be determined after occurrence of a termination event.

Voluntary Termination of Employment or Involuntary Termination of Employment with Cause

     A Named Executive Officer would be entitled to the following under the Company’s current policies, plans and employment letters upon voluntary termination of employment or involuntary termination of employment with cause. “Cause” is defined as a continued and willful failure to perform duties; gross misconduct that is materially and demonstrably injurious to the Company; or conviction of or pleading guilty (or no contest) to a felony or to another crime that materially and adversely affects the Company.

     Compensation and Benefits. If a Named Executive Officer were to voluntarily resign from his position or be terminated for cause, he would be entitled only to accrued and unpaid compensation. Participation in benefit plans would cease upon termination.

     Incentive Plan Payments and Equity Awards. Upon voluntary termination or termination with cause, a Named Executive Officer would not be entitled to annual bonus or long-term incentive cash plan participation and all unvested equity grants (including unvested restricted shares of Common Stock and performance shares) would be forfeited. Stock options would be exercisable for three months after the termination date (or until their expiration date, if earlier), after which they would be forfeited.

     Savings Plan Distributions. Participants in the qualified savings plan are generally entitled to a lump sum distribution of the vested interest in their savings plan accounts upon any termination of service. Participants in the supplemental (non-qualified) savings plan are entitled to receive distributions of the vested portion of their accounts, either in a lump sum or in ten annual installments, at age 55 or six months after any termination of employment, depending on the election made by the participant. All participant contributions and Company matching contributions to the savings plans, and any related earnings, are immediately 100% vested. Retirement contributions made by the Company to the savings plans in lieu of participation in the defined benefit retirement plans vest 20% for each full year of the participant’s employment beginning with the second year, with full vesting of accounts after completion of six years of service.

     The Named Executive Officers would be entitled to receive a distribution of all of their employee and Company-matching contributions, and any related earnings, from their savings plan accounts upon voluntary termination or termination with cause. The Company also makes savings plan contributions on behalf of Messrs. Martens and Reinhardt in lieu of participation in the defined benefit retirement plans. As of September 30, 2007, none of these additional retirement contributions had vested and Messrs. Martens and Reinhardt would not be eligible to receive a distribution of their accounts with respect to these distributions upon voluntary termination or termination with cause.

Termination of Employment without Cause

     Upon termination without cause, a Named Executive Officer’s compensation and benefits would be governed by the terms of his employment letter, as follows:

     2003 Employment Letters. In 2003, the then-current officers of the Company, including Mr. Baker, entered into employment letters, as described above under the heading Employment Agreements. Under the terms of these letters, if the Company terminates the executive’s employment without cause, the executive would receive any accrued and unpaid compensation, together with the following severance payments and benefits:

  Severance pay: The executive would receive severance pay, at his then-current salary, for a severance period of 18 to 36 months (determined case by case based on circumstances of termination and years of service).

  Annual bonus: The executive would participate in the current year annual bonus on a pro rata basis, for the portion of the year during which he was employed.

  Long-term incentives (see Grants of Plan-Based Awards and Compensation Discussion and Analysis above for further information on the different types of long-term incentive awards that are currently outstanding):
  Cash performance plans: The executive would participate in the cash portion of each existing long-term incentive cycle on a pro rata basis, for the portion of the three-year performance period during which he was employed.

  Equity grants:
  Stock options: The executive’s outstanding stock options would remain exercisable for three months after the end of the severance period (but not beyond the original option expiration date).

  Restricted shares: The executive’s outstanding unvested restricted shares would vest on a pro rata basis, for the portion of the restricted period that had elapsed as of the end of the severance period.

  Performance shares: Performance shares are not covered by the 2003 letters and are therefore governed by the terms of the incentive plans under which they were granted. Under the terms of these plans, the executive’s outstanding performance shares would be forfeited.
  Benefits: The executive would be entitled to continuation of health and welfare benefits (other than long-term and short-term disability coverage) throughout the severance period.

  Retirement plans: The executive would continue to accrue credited service for purposes of the defined benefit pension plans during the severance period through the plans’ termination on December 31, 2007. Savings plan participation (including additional contributions in lieu of defined benefit plan participation) would cease at the end of employment.

  Outplacement services: The executive would receive outplacement services at Company expense.

No perquisites are provided to the executive or paid for by the Company during the severance period. Bonus payments and long-term incentive payouts would occur at the time applicable for all participating employees. All other amounts would be payable periodically over the severance period, with timing of some payments delayed to comply with Section 409A of the IRC.

     Other Employment Letters. In connection with accepting their current positions with the Company, employment letters were entered into by Mr. McClure in August 2004, Mr. Donlon in April 2005, and Messrs. Martens and Reinhardt in September 2006, as described above under the heading Employment Agreements. These employment letters provide for the following payments and benefits that are additional to or different than those described above under the 2003 letters:

  Mr. McClure’s letter: Under the terms of Mr. McClure’s employment letter, if he is terminated without cause in the first five years of his employment, he is entitled to: (i) 24 months of base salary as severance pay; (ii) two years of annual incentive awards at the full targeted level; (iii) pro rata vesting of outstanding performance shares for the portion of the performance period during which he was employed; (iv) full and immediate vesting of any service-based restricted shares of stock; and (v) vesting of his accrued benefit under the Company’s defined benefit retirement plans. Except for these provisions, he is subject to substantially the same severance provisions as other officers under the 2003 letters, as described above.

  Mr. Donlon’s letter: The employment letter for Mr. Donlon provides for a special award of service-based restricted shares of Common Stock that vest upon continued service for specified periods (as reported in the table under the heading Outstanding Equity Awards at Fiscal Year-End 2007 above). Under the terms of his letter, this special award, and any other service-based restricted shares of stock, would immediately vest in full in the event of termination of employment without cause, and any performance share awards would vest on a pro rata basis, for the portion of the performance period during which he was employed. In addition, he would not receive credited service under the defined benefit retirement plans during the severance period. Except for these provisions, Mr. Donlon is subject to substantially the same severance provisions as other officers under the 2003 letters, as described above.

  Mr. Martens’ and Mr. Reinhardt’s letters: The employment letter for each of Messrs. Martens and Reinhardt provides for a special award of service-based restricted shares of Common Stock that vest upon continued service for specified periods (as reported in the table under the heading Outstanding Equity Awards at Fiscal Year-End 2007 above). Under the terms of their letters, these special awards would vest in full in the event of termination of employment without cause. However, their letters do not cover any other grants of restricted shares or performance shares, which, under the terms of the incentive plans under which they were granted, would be forfeited upon termination of employment without cause. Except for these provisions, Messrs. Martens and Reinhardt are subject to substantially the same severance provisions as other officers under the 2003 letters, as described above.

     Savings Plan Distributions. Upon termination without cause, the Named Executive Officers would also be entitled to a distribution of certain amounts in their savings plan accounts, as described above under “Voluntary Termination of Employment and Termination of Employment with Cause.”

     The amounts reported in the table below reflect the terms of the employment letters and assume a severance period of 24 months.

Termination of Employment upon Change of Control

     Under their employment letters, the Named Executive Officers would receive substantially the same salary payments and benefits in the case of a termination of employment upon change of control as those outlined above for a termination of employment without cause. However, the executive would receive the full target amount of annual bonus under the ICP, rather than a pro rata portion of actual payouts. In addition, under the terms of the 1997 LTIP (which was approved by the shareowners of the Company), payouts with respect to cash performance plans and all equity-based awards would be paid out or vest immediately upon a change of control, at either target or maximum amounts, depending on the grant involved (as described in footnotes 5 and 6 to the tables below), rather than being forfeited or paid out pro rata at the end of the restricted or performance period. As a result, the amounts for annual and long-term incentive payout and vesting of restricted shares and performance shares, as well as the totals, would increase to the amounts stated in the tables below if termination of employment occurred on the last day of fiscal year 2007 upon a change of control. Mr. Baker, but not the other Named Executive Officers, would also receive payment for any excise taxes imposed in the event of termination followed by a change of control.

     In late fiscal year 2006 and early fiscal year 2007, the Compensation Committee reviewed the provisions of the Company’s incentive plans and employment letters relating to change of control. The Committee studied tally sheets showing each element of each officer’s compensation, including potential payouts with respect to incentive awards in the event of a change of control of the Company. As a result of this review, the Compensation Committee approved change of control provisions to be reflected in the 2007 Long-Term Incentive Plan (“2007 LTIP”) that were different from the terms of the 1997 LTIP. Where the 1997 LTIP had provided for immediate vesting and payout of all equity and non-equity long-term incentive awards at maximum levels, the 2007 LTIP provides for vesting and payout only at target levels. The 2007 LTIP was approved by shareowners in January 2007. In addition, the Committee modified the change of control provisions applicable to long-term incentive awards made in November 2006, to the extent possible under the terms of the 1997 LTIP, by providing for payouts under cash performance plans for the three-year performance period ending in 2009 at target, rather than maximum, levels in the event of a change of control. The Committee made these changes to conform more closely to what it believed to be current market practice.

Retirement

     Upon retirement, a Named Executive Officer may be eligible for the following payments and benefits:

     Defined Benefit Retirement Plan. Messrs. McClure, Donlon and Baker participate in the Company’s defined benefit retirement plans. The present value of each of their accumulated benefits, assuming retirement at age 62, is disclosed above in the table under the heading Pension Benefits. Only Mr. Donlon was eligible to retire under the defined benefit retirement plans as of the last day of fiscal year 2007. In the event of his death, his spouse would receive a portion of his pension benefit paid monthly for the remainder of her life. Messrs. McClure and Baker have not yet reached the minimum age to receive defined benefit pension payments as of September 30, 2007, and Messrs. Martens and Reinhardt do not participate in the defined benefit retirement plans.

     Savings Plan Distributions. Upon retirement, the Named Executive Officers would be entitled to a distribution of amounts in their savings plan accounts, including any vested Company contributions in lieu of defined benefit pension plan participation, as described above under “Voluntary Termination of Employment and Termination of Employment with Cause.”

     Retiree Medical Benefits. Messrs. McClure, Donlon, Martens and Reinhardt were hired after January 1, 2001 and therefore are not eligible for benefits under the Company’s retiree medical program. When Mr. Baker reaches age 55 and has at least 10 years of service, he will be eligible for retiree medical benefits for the period from the date of his retirement to the date of his eligibility for Medicare. Since Mr. Baker was not eligible to receive benefits as of September 30, 2007, the value of these benefits is not included in the table below.

     Incentive Plan Payments and Equity Awards. Assuming retirement at the end of fiscal year 2007, Mr. Donlon would be entitled to participate fully in the annual bonuses paid for fiscal year 2007. He would also be entitled to cash payouts under the 1997 LTIP for each three-year performance plan, and full vesting of performance shares at the end of the performance period for each grant, on the same basis and to the same extent as if he had been employed for the entire period. Service-based restricted stock would vest in full if granted at least one year prior to his retirement, but would be forfeited if granted less than a year prior to his retirement. As a result, the restricted shares granted to him in 2005 in connection with his assuming his current position would vest in full upon retirement, but service-based restricted stock granted to him in December 2006 would be forfeited. The other Named Executive Officers are not eligible to retire under the Company’s retirement plans at the end of fiscal year 2007 and, therefore, would not be entitled to vesting and payout of these awards.

Death

     In the event of his death, a Named Executive Officer’s beneficiary would receive the following benefits:

     Insurance. The Named Executive Officer’s beneficiary would be entitled to the proceeds of Company-sponsored life insurance policies.

     Compensation and Benefits. In addition to any accrued and unpaid compensation, the Named Executive Officer’s spouse and other dependents would be eligible for continuation of medical benefits for a period of six months.

     Incentive Plan Payments and Equity Awards. The Named Executive Officer’s beneficiary would be entitled to a pro rata portion of the annual bonus, based on the portion of the year that he was employed. She would also be entitled to cash payouts under the 1997 LTIP for each three-year performance plan, and full vesting of performance shares and restricted shares at the end of the performance or restricted period for each grant, on the same basis and to the same extent as if the Named Executive Officer had been employed for the entire period. Outstanding stock options would be exercisable for three years after the date of death or until the expiration of the option, whichever is earlier.

     Savings Plan Distributions. Upon the death of a Named Executive Officer, his beneficiary would be entitled to distribution of amounts in his savings plan accounts, including any vested Company contributions in lieu of defined benefit pension plan participation, as described above under “Voluntary Termination of Employment and Termination of Employment with Cause.”

Disability

     In the event of his disability, which is defined as the inability to perform the duties of his current job as a result of disease or injury, a Named Executive Officer would be entitled to the following benefits:

     Compensation and Benefits. The Named Executive Officer would be entitled to continuation of his full or partial salary (depending on years of service) for a period of six months, as short-term disability benefits, after which he would receive either 50% or 60% of his salary, depending on his benefit election (with a monthly maximum of $20,000), under the long-term disability program. After 1½ years on long-term disability benefits, continued eligibility would be based on the inability to perform any job for which he is qualified by education, training or experience. Medical, dental, vision and life insurance benefits would continue during the period he is receiving long-term disability benefits as if he were still employed.

     Incentive Plan Payments and Equity Awards. The Named Executive Officer would be entitled to a pro rata portion of the annual bonus, and pro rata participation in any existing three-year cash performance plans, based on the portion of the year or the performance period during which he was employed or on short-term disability. He would also be entitled to full vesting of restricted shares and performance shares at the end of the restricted or performance period for each grant, on the same basis and to the same extent as if the Named Executive Officer had been employed for the entire period. Outstanding stock options would continue to be exercisable as provided in their grant terms.

     Savings Plan Distributions. A Named Executive Officer would be entitled to distributions under the savings plans, as described above under “Voluntary Termination of Employment or Termination of Employment with Cause.”

Potential Payments

     Assuming termination for the stated reasons on the last day of fiscal year 2007, and giving effect to the agreements and plan provisions described above, the Named Executive Officers would receive the following estimated payments and benefits under the agreements and plans described above. Amounts attributable to savings plan distributions, life and disability insurance, and health and welfare benefits in the event of death and disability are not included in the tables below because they are available to the Named Executive Officers on the same basis as other salaried employees.

					Vesting of
					Restricted	Health
				Long-Term	Shares and	and		Gross-up
	Severance	Pension	Annual	Incentive	Performance	Welfare	Outplacement	of Excise
Charles G. McClure, Jr.	Pay[1]	Enhancement	Bonus[2]	Payout	Shares	Benefits	Services	Taxes	Total
Voluntary Termination
or Termination
with Cause	$0	$0	$0	$0	$0	$0	$0	$0	$0
Termination without
Cause	2,200,000	1,088,307	2,200,000	2,745,000[3]	3,060,466[4]	21,686	0	0	11,315,459
Termination upon
Change
of Control	2,200,000	1,088,307	2,200,000	9,735,000[5]	7,836,673[6]	21,686	0	0	23,081,666
Retirement	NA	NA	NA	NA	NA	NA	NA	NA	NA
Death	0	0	407,000	4,245,000[3]	4,136,946[4]	0	0	0	8,788,946
Disability	0	0	407,000	3,245,000[3]	4,136,946[4]	0	0	0	7,788,946

					Vesting of
					Restricted	Health
				Long-Term	Shares and	and		Gross-up
	Severance	Pension	Annual	Incentive	Performance	Welfare	Outplacement	of Excise
James D. Donlon, III	Pay[1]	Enhancement	Bonus[2]	Payout	Shares	Benefits	Services	Taxes	Total
Voluntary Termination
or Termination
with Cause	$0	$0	$0	$0	$0	$ 0	$0	$0	$0
Termination without
Cause	1,380,000	0	165,945	0[3,7]	316,334[4,7]	0	0	0	1,862,279
Termination upon
Change
of Control	1,380,000	0	448,500	1,996,000[5,7]	1,635,695[6,7]	0	0	0	5,460,195
Retirement	0	0	165,945	1,498,000[3]	1,387,364[4]	0	0	0	3,051,309
Death	0	0	165,945	0[3,7]	316,334[4,7]	0	0	0	482,279
Disability	0	0	165,945	0[3,7]	316,334[4,7]	0	0	0	482,279

					Vesting of
					Restricted	Health
				Long-Term	Shares and	and		Gross-up
	Severance	Pension	Annual	Incentive	Performance	Welfare	Outplacement	of Excise
Vernon G. Baker, II	Pay[1]	Enhancement	Bonus[2]	Payout	Shares	Benefits	Services	Taxes	Total
Voluntary Termination
or Termination
with Cause	$0	$0	$0	$0	$0	$0	$0	$0	$0
Termination without
Cause	950,000	28,635	96,663	598,800[3]	429,044[4]	21,686	10,000	0	2,134,828
Termination upon
Change
of Control	950,000	28,635	261,250	2,096,400[5]	2,300,640[6]	21,686	10,000	2,205,913	7,874,524
Retirement	NA	NA	NA	NA	NA	NA	NA	NA	NA
Death	0	0	96,663	898,800[3]	1,518,174[4]	0	0	0	2,513,637
Disability	0	0	96,663	698,800[3]	1,518,174[4]	0	0	0	2,313,637

					Vesting of
					Restricted	Health
				Long-Term	Shares and	and		Gross-up
	Severance	Pension	Annual	Incentive	Performance	Welfare	Outplacement	of Excise
Philip R. Martens	Pay[1]	Enhancement	Bonus[2]	Payout	Shares	Benefits	Services	Taxes	Total
Voluntary Termination
or Termination
with Cause	$0	$0	$0	$0	$0	$0	$0	$0	$0
Termination without
Cause	1,100,000	0	320,499	574,300[3]	515,819[4]	21,686	0	0	2,532,304
Termination upon
Change
of Control	1,100,000	0	357,500	2,072,900[5]	1,454,493[6]	21,686	0	0	5,006,579
Retirement	NA	NA	NA	NA	NA	NA	NA	NA	NA
Death	0	0	320,499	1,024,300[3]	1,143,323[4]	0	0	0	2,488,122
Disability	0	0	320,499	715,967[3]	1,143,323[4]	0	0	0	2,179,789

					Vesting of
					Restricted	Health
				Long-Term	Shares and	and		Gross-up
	Severance	Pension	Annual	Incentive	Performance	Welfare	Outplacement	of Excise
Carsten J. Reinhardt	Pay[1]	Enhancement	Bonus[2]	Payout	Shares	Benefits	Services	Taxes	Total
Voluntary Termination
or Termination
with Cause	$0	$0	$0	$0	$0	$0	$0	$0	$0
Termination without
Cause	1,000,000	0	122,850	574,300[3]	257,901[4]	6,209	0	0	1,961,260
Termination upon
Change
of Control	1,000,000	0	325,000	2,072,900[5]	1,196,575[6]	6,209	0	0	4,600,684
Retirement	NA	NA	NA	NA	NA	NA	NA	NA	NA
Death	0	0	122,850	1,024,300[3]	885,405[4]	0	0	0	2,032,555
Disability	0	0	122,850	715,967[3]	885,405[4]	0	0	0	1,724,222
____________________

1	Based on annual salary as of September 30, 2007.

2	Based on the actual amount of annual incentive compensation paid for fiscal year 2007, except in the case of (a) Termination upon Change of Control for Messrs. Donlon, Baker, Martens and Reinhardt, which is based on the amount of the target award; and (b) Termination without Cause and Termination upon Change of Control for Mr. McClure, which are based on two times the amount of target award pursuant to the terms of his employment letter.

3	Based on (a) the actual amount paid for the cash performance plan with a three-year performance cycle ended September 30, 2007 and (b) target awards and an assumed stock price multiplier of 1 for the cash performance plans with three-year performance cycles ending September 30, 2008 and 2009.

4	Based, as applicable, on (a) the number of unvested restricted shares granted plus any additional shares purchased with reinvested dividends through September 30, 2007, (b) the actual number of performance shares paid out for the three-year performance period ended September 30, 2007, and/or (c) target awards of performance shares for the three-year performance periods ending September 30, 2008 and 2009, in each case multiplied by the NYSE Closing Price on September 28, 2007 ($16.82), the last trading day in fiscal year 2007.

5	Based on (a) payout at 300% of cash targets, multiplied by a stock price multiplier of 0.996 and an assumed stock price multiplier of 1 for the three-year performance periods ending September 30, 2007 and 2008, respectively; and (b) payout at 100% of cash targets, multiplied by an assumed stock price multiplier of 1 for the three-year performance period ending September 30, 2009.

6	Based on (a) the number of unvested restricted shares granted plus additional restricted shares purchased with reinvested dividends through September 30, 2007; and (b) 200% of the number of performance shares granted for the performance periods ending September 30, 2007, 2008 and 2009, in each case multiplied by the NYSE Closing Price on September 28, 2007 ($16.82), the last trading day in fiscal year 2007.

7	Because Mr. Donlon is eligible to retire, these items include only the amount, if any, that is incremental to the amount he would receive upon retirement.

AUDIT COMMITTEE REPORT

     The Audit Committee, in accordance with its written charter, assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices of ArvinMeritor. The Audit Committee’s function is more fully described in its charter, which is available in the section headed “Investors – Corporate Governance” on the ArvinMeritor website (www.arvinmeritor.com).

     Management is responsible for the financial reporting process, including the system of internal controls and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent auditors are responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent auditor’s report. The Audit Committee relies, without independent verification, on the information provided to it, the representations made by management and the independent auditors and the report of the independent auditors.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2007 with the Company’s management and with Deloitte & Touche LLP (“Deloitte”), independent auditors. The Audit Committee has also reviewed and discussed written communications from both management and Deloitte regarding internal controls over financial reporting, as required by the Public Company Accounting Oversight Board’s Auditing Standard No. 5, “An Audit of Internal Control over Financial Reporting That is Integrated with an Audit of Financial Statements,” and applicable Securities and Exchange Commission rules.

     The discussions with Deloitte also included the matters required to be discussed by Statement on Auditing Standards Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Deloitte their independence.

     Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ArvinMeritor’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed with the Securities and Exchange Commission.

Audit Committee

Steven G. Rothmeier, Chairman
David W. Devonshire
Ivor J. Evans
Victoria B. Jackson

INDEPENDENT ACCOUNTANTS’ FEES

     During the last two fiscal years, Deloitte & Touche LLP billed ArvinMeritor and its subsidiaries the following fees for its services:

	Fiscal Year Ending September 30,
	2006	2007
Audit fees(a)	$8,800,000	$7,341,000
Audit-related fees(b)	788,000	294,000
Tax fees(c)	2,046,000	1,949,000
All other fees	100,000	100,000
TOTAL	$11,734,000	$9,684,000
____________________

(a)	Includes fees related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Includes fees for employee benefit plan audits and due diligence services.

(c)	Includes fees for tax consulting and compliance.

     Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the independent accountants. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

     All of the audit-related, tax and other services provided by Deloitte in fiscal years 2006 and 2007 (described in the footnotes to the table above) and related fees were approved in advance by the Audit Committee.

PROPOSAL TO APPROVE THE SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors of ArvinMeritor has selected the firm of Deloitte & Touche LLP as the auditors of the Company, subject to the approval of the shareowners. Deloitte & Touche LLP have acted as auditors for ArvinMeritor since the merger and acted as auditors for Meritor from its inception.

     Before the Audit Committee appointed Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including its performance for ArvinMeritor and its reputation for integrity and for competence in the fields of accounting and auditing. Representatives of Deloitte & Touche LLP are expected to attend the 2008 Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

     The Board of Directors recommends that you vote “FOR” the proposal to approve the selection of Deloitte & Touche LLP to act as auditors for ArvinMeritor, which is presented as item (2).

VOTE REQUIRED

     The presence, in person or by proxy, of the holders of at least a majority of the shares of ArvinMeritor Common Stock issued and outstanding on the record date set for the 2008 Annual Meeting is necessary to have a quorum at the meeting. Assuming a quorum is present, the vote required for approval of each proposal is as follows:

  Election of Directors — The three nominees who receive the greatest number of votes for election as Class II directors cast by the holders of ArvinMeritor Common Stock entitled to vote at the meeting will become directors at the conclusion of the tabulation of votes. Under the Company’s majority vote policy (as described above under the heading Corporate Governance at ArvinMeritor – Board Composition), any nominee for director who is elected but who receives a greater number of “withheld”

  votes than “for” votes in an uncontested election is required to tender his or her resignation after the certification of the shareholder vote. The Corporate Governance and Nominating Committee considers the matter and recommends to the Board what action should be taken. The Board is required to take action and publicly disclose the decision and its underlying rationale within 90 days of certification of the shareholder vote.

  Selection of Auditors — To approve the selection of auditors, more votes must be cast in favor of the proposal than are cast against it.

     Under Indiana law and our Restated Articles of Incorporation and By-Laws, the aggregate number of votes cast “for” and “against” by all shareowners present in person or represented by proxy at the meeting will be counted for purposes of determining the minimum number of affirmative votes required for approval of the selection of auditors, and the total number of votes cast “for” such matter will be counted for purposes of determining whether sufficient affirmative votes have been cast. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting or a broker non-vote on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors or approval of the selection of auditors (assuming a quorum is present).

OTHER MATTERS

     The Board of Directors does not know of any other matters that may be presented at the meeting. In the event of a vote on any matters other than those referred to in items (1) and (2) of the accompanying Notice of 2008 Annual Meeting of Shareowners, it is intended that properly given proxies will be voted on the additional matters in accordance with the judgment of the person or persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of ArvinMeritor equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.

     Based solely on our review of the copies of such forms we have received and information and representations furnished by our officers and directors, we believe that all our officers, directors and greater than ten percent beneficial owners have filed with the SEC on a timely basis all required forms with respect to transactions in ArvinMeritor securities in fiscal year 2007, with the following exception:

  On May 23, 2007, Linda M. Cummins, Senior Vice President, Communications, sold 622 shares of Common Stock in an open market transaction. A Form 4 reporting this transaction was filed on June 19, 2007.

ANNUAL REPORTS

     Our Annual Report to Shareowners, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended September 30, 2007, was either made available electronically or mailed to shareowners with this proxy statement.

EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by ArvinMeritor. In addition to the use of the mails and use of a website to make proxy materials available electronically, proxies may be solicited personally, or by telephone, telegraph, telecopy, Internet or other means of communication by our directors, officers and employees without additional compensation. We will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of resending proxy materials to principals and obtaining their proxies.

SHAREOWNER PROPOSALS FOR 2009 ANNUAL MEETING

     Under the rules and regulations of the SEC, shareowner proposals for the 2009 Annual Meeting of Shareowners must be received on or before August 13, 2008, at the Office of the Secretary at our headquarters, 2135 West Maple Road, Troy, Michigan 48084-7186, in order to be eligible for inclusion in our proxy materials. In addition, our By-Laws require a shareowner desiring to propose any matter for consideration at the 2009 Annual Meeting of Shareowners, other than through inclusion in our proxy materials, to notify our Secretary in writing at the above address on or after September 27, 2008 and on or before October 29, 2008.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     We have established procedures for shareowners and other interested parties to communicate directly with non-management members of the Board of Directors on a confidential basis. You can contact the Board by mail at: ArvinMeritor Board of Directors, 330 East Maple Street, PMB 335, Birmingham, MI 48009. All communications made by this means will be received directly by the Chair of the Corporate Governance and Nominating Committee and will not be screened or reviewed by any ArvinMeritor personnel.

     If you have concerns involving internal controls, accounting or auditing, you can contact the Audit Committee directly, on a confidential basis, by mail at: ArvinMeritor Audit Committee, 330 East Maple Road, PMB 407, Birmingham, MI 48009. All communications made by these means will be received directly by the Chair of the Audit Committee and will not be screened or reviewed by any ArvinMeritor personnel.

FORWARD LOOKING STATEMENTS

     This proxy statement contains statements and estimates relating to future compensation of the Named Executive Officers that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual compensation may differ materially from that projected as a result of certain facts and uncertainties, including but not limited to timing of and reason for termination of employment; compensation levels and outstanding equity and incentive awards at the time of termination; and age and length of service at the time of termination; as well as other facts and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

December 10, 2007

If your ArvinMeritor shares are registered in your name and you plan to attend the Annual Meeting of Shareowners to be held in Troy, Michigan on January 25, 2008, please be sure to request an admittance card by:
  indicating your desire to attend the meeting when you grant your proxy via our Internet or telephone voting procedures; or

  marking the appropriate box on the proxy card and mailing the card using the enclosed envelope; or

  writing to us at the following address:

ArvinMeritor, Inc.
2135 West Maple Road
Troy, Michigan 48084
Attention: Secretary

If your shares are not registered in your own name and you would like to attend the meeting, please bring evidence of your ArvinMeritor share ownership with you to the meeting. You should be able to obtain evidence of your ArvinMeritor share ownership from the broker, trustee, bank or other nominee who holds your shares on your behalf.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on January 25, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareowners are available at www.investorEconnect.com.

The following materials are available for view:
Notice of 2008 Annual Meeting and Proxy Statement/2007 Annual Report/Proxy Card
To view this material, have the 12-digit Control #(s) available and visit: www.investorEconnect.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. Please make the request as instructed below on or before January 11, 2008 to facilitate timely delivery.

To request material: Internet: www.investorEconnect.com Telephone: 1-800-579-1639 **Email: sendmaterial@investorEconnect.com
**If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line.
Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

2135 W. MAPLE ROAD TROY, MI 48084	ARVINMERITOR, INC.
Vote In Person

Many shareowner meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet
1-BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXX40 2-FINANCIAL SOLUTIONSXXXXXXXXXXXXXXXXXX40 3-ATTENTION:XXXXXXXXXXXXXXXXXXXXXXXXXX40 4-TEST PRINT 5-51 MERCEDES WAY 6-EDGEWOOD, 7-NY 8-11717

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

PAGE A (OF DUPLEX A/B)

Meeting Directions

From the South or Detroit Metro Airport
Take the I-94 east to M-39 north (Southfield Freeway). Then take I-696 east to I-75 north and exit Big Beaver Rd. west (Exit 69). At the bottom of the exit, turn right or west. Keep to the left. In 3/4 of a mile, you will pass Crooks Rd. and make a U-turn on the first service road. Then turn right or south on Crooks Rd. Turn right or west on Maple Rd. ArvinMeritor is on the left or south between Crooks Rd. and Coolidge Hwy.

From the North
Take the I-75 south and exit Big Beaver Rd. west (Exit 69). At the bottom of the exit, turn right or west. Keep to the left. In 3/4 of a mile, you will pass Crooks Rd. and make a U-turn on the first service road. Then turn right or south on Crooks Rd. Turn right or west on Maple Rd. ArvinMeritor is on the left or south between Crooks Rd. and Coolidge Hwy.

From the West
Take the I-96 east to I-696 east. Then take I-75 north and exit Big Beaver Rd. west (Exit 69). At the bottom of the exit, turn right or west. Keep to the left. In 3/4 of a mile, you will pass Crooks Rd. and make a U-turn on the first service road. Then turn right or south on Crooks Rd. Turn right or west on Maple Rd. ArvinMeritor is on the left or south between Crooks Rd. and Coolidge Hwy.

ARVINMERITOR, INC.
2135 WEST MAPLE ROAD
TROY, MI 48084

Notice of 2008 Annual Meeting of Shareowners

To the Shareowners of ARVINMERITOR, INC.:

     Notice is Hereby Given that the 2008 Annual Meeting of Shareowners of ArvinMeritor, Inc. (the "Company") will be held at the Company's World Headquarters at 2135 West Maple Road, Troy, Michigan 48084, on Friday, January 25, 2008, at 9 a.m. (Eastern Standard Time) for the following purposes:

(1)	to elect three members of the Board of Directors of the Company with terms expiring at the Annual Meeting in 2011;

(2)	to consider and vote upon a proposal to approve the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Company; and

(3)	to transact such other business as may properly come before the meeting.

Only shareowners of record at the close of business on November 23, 2007 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

Bonnie Wilkinson
Secretary

December 10, 2007

If you choose to revoke your consent to the Householding of investor communications, you may do so by calling 1-800-542-1061.

To revoke your consent you will need the 12-digit control number for each account you choose to revoke. The 12-digit control number can be found on the following page(s) next to the label Control Number or → in the box next to the arrow

Once you revoke your consent to the Householding of investor communications, each primary account holder will begin receiving individual copies within 30 days of your revocation.

P99999-10 12 15 # OF #

PAGE B (OF DUPLEX A/B)

Voting items
The Board of Directors recommends a vote FOR each of the nominees for Director and FOR Proposal 2.
1.	Election of Directors - nominees for a term expiring in 2011: 01 - Joseph B. Anderson, Jr. 02 - Rhonda L. Brooks 03 - Steven G. Rothmeier

2.	Approval of selection of Deloitte & Touche LLP as auditors of the Company.

CONTROL # →	0000 0000 0000
BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXXX-40 FINANCIAL SOLUTIONS ATTENTION:		Acct # XXXXXXXXXXXXX SHARESXXXXXXXXXXX Cusip
TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717		P99999-010 12 15 # OF #

0 2 0 0 0 0 0 0 0 0 0 0 9 9 9 9 9 9 9 9 9 9 9 9

NAME
THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

Acct #XXXXXXXXXXXXX SHARESXXXXXXXXXXX Cusip P99999-010 12 15 # OF #

2135 W. MAPLE ROAD
TROY, MI 48084

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET - https://www.proxyvote.com/arm
•     Go to the website address listed above.
•     Have your proxy card ready.
•     Follow the simple instructions that appear on your computer screen.
TELEPHONE - 1-800-690-6903
•     Use any touch-tone telephone.
•     Have your proxy card ready.
•     Follow the simple recorded instructions.
MAIL
•     Mark, sign and date your proxy card.
•     Detach your proxy card.
•     Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ARVIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ARVINMERITOR, INC.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR (1) AND (2).						For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	The election of directors: Nominees for a term expiring in 2011:	01 - Joseph B. Anderson, Jr.
		02 - Rhonda L. Brooks 03 - Steven G. Rothmeier				☐	☐	☐

Vote on Proposals			For	Against	Abstain

NOTE: Please sign, date and return the proxy card promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy.

2.	The selection of auditors		☐	☐	☐

For address changes, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

ARVINMERITOR, INC.

PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DIRECTION CARD TO T. ROWE PRICE TRUST COMPANY, DIRECTED TRUSTEE

The undersigned hereby appoints Rhonda L. Brooks, Victoria B. Jackson, and Charles G. McClure, Jr., jointly and severally, proxies, with full power of substitution, to vote shares of common stock of the Company owned of record by the undersigned and which the undersigned is entitled to vote, at the Annual Meeting of Shareowners to be held at ArvinMeritor’s World Headquarters, 2135 West Maple Road, Troy, Michigan 48084, on January 25, 2008, or any adjournment thereof, as specified on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides directions to T. Rowe Price Trust Company, Directed Trustee, to vote shares of common stock of the Company allocated, respectively, to accounts of the undersigned under the ArvinMeritor, Inc. Savings Plan and the ArvinMeritor, Inc. Employees Savings Plan, and which are entitled to be voted, at the aforesaid Annual Meeting or any adjournment thereof, as specified on the reverse side of this card.

Where a vote is not specified:
•      the proxies will vote all such shares owned of record FOR the election of directors and FOR proposal (2) and will vote as they deem proper on such other matters as may properly come before the meeting; and
•     T. Rowe Price Trust Company, as Directed Trustee, will vote all such shares allocated to the ArvinMeritor Savings Plan and Employee Savings Plan accounts of the undersigned on proposals (1) and (2) in the same manner and proportion as shares for which voting instructions are received.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope